Exhibit 99.1
Execution Version

Unlisted CUSIP Number: 80589WAE0
Revolving Credit CUSIP Number: 80589WAF7

$300,000,000

AMENDED AND RESTATED
FIVE-YEAR CREDIT AGREEMENT
dated as of
October 25, 2012

by and among

SCANA CORPORATION,
as Borrower

THE LENDERS REFERRED TO HEREIN,
as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Bank, Swingline Lender and Agent,
and
BANK OF AMERICA, N.A.,
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Co-Syndication Agents,
and
JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD.
and
TD BANK N.A.
as Documentation Agents
Arranged by:
WELLS FARGO SECURITIES, LLC
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
and
MORGAN STANLEY SENIOR FUNDING, INC.
as Co-Lead Arrangers and Co-Book Runners

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TABLE OF CONTENTS
AMENDED AND RESTATED
FIVE-YEAR CREDIT AGREEMENT
SECTION    PAGE
Article I DEFINITIONS    1

SECTION 1.01.	Definitions. 1

SECTION 1.02.	Accounting Terms and Determinations. 21

SECTION 1.03.	Use of Defined Terms. 22

SECTION 1.04.	Terminology. 22

Article II THE CREDITS    23

SECTION 2.01.	Commitment to Lend. 23

SECTION 2.02.	Method of Borrowing. 23

SECTION 2.03.	Evidence of Loans. 24

SECTION 2.04.	Swingline Loans. 25

SECTION 2.05.	Letters of Credit. 27

SECTION 2.06.	Maturity of Loans; Termination of Commitment. 31

SECTION 2.07.	Interest Rates. 32

SECTION 2.08.	Fees. 32

SECTION 2.09.	Optional Termination or Reduction of Commitment. 33

SECTION 2.10.	Mandatory Prepayments. 33

SECTION 2.11.	Optional Prepayments. 34

SECTION 2.12.	Compensation after Prepayment or Conversion. 34

SECTION 2.13.	General Provisions as to Payments. 34

SECTION 2.14.	Computation of Interest and Fees. 35

SECTION 2.15.	Increased Costs. 35

SECTION 2.16.	Taxes. 36

SECTION 2.17.	Mitigation Obligations; Replacement of Lenders. 39

SECTION 2.18.	Interest Rate Determination; Changed Circumstances. 40

SECTION 2.19.	Conversion of Loans. 41

SECTION 2.20.	Set-off. 42

SECTION 2.21.	Pro Rata Treatment. 43

SECTION 2.22.	Sharing of Payments. 44

SECTION 2.23.	Extension of Termination Date. 45

SECTION 2.24.	Defaulting Lender. 46

SECTION 2.25.	Increase of Commitments. 47

Article III CONDITIONS TO BORROWINGS    48

SECTION 3.01.	Conditions to Closing. 48

SECTION 3.02.	Conditions to All Borrowings. 50

Article IV REPRESENTATIONS AND WARRANTIES    50

SECTION 4.01.	Corporate Existence and Power. 50

SECTION 4.02.	Corporate and Governmental Authorization; Contravention. 50

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SECTION 4.03.	Binding Effect. 51

SECTION 4.04.	Financial Information. 51

SECTION 4.05.	Litigation. 51

SECTION 4.06.	Compliance with ERISA. 52

SECTION 4.07.	Taxes. 53

SECTION 4.08.	Not an Investment Company. 53

SECTION 4.09.	Ownership of Property; Liens. 53

SECTION 4.10.	No Default. 53

SECTION 4.11.	Full Disclosure. 53

SECTION 4.12.	Environmental Matters. 54

SECTION 4.13.	Compliance with Laws. 55

SECTION 4.14.	Margin Stock. 55

SECTION 4.15.	Purpose of Loans; Letters of Credit. 55

SECTION 4.16.	Solvency. 55

SECTION 4.17.	Insurance. 56

SECTION 4.18.	Labor Matters. 56

SECTION 4.19.	Amendments to Organizational Documents. 56

Article V COVENANTS    56

SECTION 5.01.	Information. 56

SECTION 5.02.	Inspection of Property, Books and Records. 59

SECTION 5.03.	Restrictions on Liens. 59

SECTION 5.04.	Maintenance of Existence. 59

SECTION 5.05.	Dissolution. 59

SECTION 5.06.	Consolidations, Mergers and Sales of Assets. 60

SECTION 5.07.	Use of Proceeds. 60

SECTION 5.08.	Compliance with Laws; Contracts; Payment of Taxes. 60

SECTION 5.09.	Insurance. 60

SECTION 5.10.	Change in Fiscal Year. 61

SECTION 5.11.	Maintenance of Property. 61

SECTION 5.12.	Environmental Notices. 61

SECTION 5.13.	Environmental Matters. 61

SECTION 5.14.	Environmental Release. 61

SECTION 5.15.	Restrictive Agreements. 62

SECTION 5.16.	Adjusted Debt to Total Capitalization. 62

SECTION 5.17.	Transactions with Affiliates. 62

SECTION 5.18.	Maintenance of Licenses, Permits and Registrations. 62

SECTION 5.19.	OFAC/Patriot Act. 62

SECTION 5.20.	Compliance with ERISA. 63

Article VI DEFAULTS    63

SECTION 6.01.	Events of Default. 63

SECTION 6.02.	Collateral Account. 66

Article VII MISCELLANEOUS    67

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SECTION 7.01.	Notices. 67

SECTION 7.02.	No Waivers. 68

SECTION 7.03.	Expenses; Documentary Taxes; Indemnification. 68

SECTION 7.04.	Amendments, Waivers and Consents. 69

SECTION 7.05.	Benefit of Agreement. 70

SECTION 7.06.	Nonliability of Agent and Lenders. 74

SECTION 7.07.	Confidentiality. 75

SECTION 7.08.	Representation by the Lender. 76

SECTION 7.09.	Governing Law. 76

SECTION 7.10.	Consent to Jurisdiction; Waiver of Jury Trial. 76

SECTION 7.11.	Interpretation. 76

SECTION 7.12.	Counterparts. 76

SECTION 7.13.	Entire Agreement. 77

SECTION 7.14.	Amendment and Restatement; No Novation. 77
Article VIII AGENCY PROVISIONS    77

SECTION 8.01.	Appointment. 77

SECTION 8.02.	Rights as a Lender. 77

SECTION 8.03.	Exculpatory Provisions. 78

SECTION 8.04.	Reliance by the Agent. 78

SECTION 8.05.	Delegation of Duties. 79

SECTION 8.06.	Resignation and Termination of Agent. 79

SECTION 8.07.	Non-Reliance on Agent and Other Lenders. 80

SECTION 8.08.	No Other Duties, etc. 80

SCHEDULES

Schedule 1    Commitments of the Lenders
Schedule 2    Existing Letters of Credit
Schedule 4.05    Certain Litigation from Disclosure Documents

EXHIBITS

Exhibit A    Form of Revolving Note
Exhibit B-1    Form of Opinion of Counsel to the Borrower
Exhibit B-2    Form of Opinion of General Counsel to the Borrower
Exhibit C    Form of Assignment and Assumption
Exhibit D-1    Form of Notice of Borrowing
Exhibit D-2    Form of Notice of Conversion/Continuation
Exhibit E    Form of Compliance Certificate
Exhibit F    Form of Notice of Swingline Borrowing
Exhibit G    Form of Swingline Note
Exhibit H    Form of Account Designation

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AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT
THIS AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT, dated as of October 25, 2012 (the “Agreement”) between SCANA CORPORATION, a South Carolina corporation (the “Borrower”), the lenders identified herein and such other lenders as may hereafter become a party (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity and its successors and assigns, the “Agent”), Issuing Bank and Swingline Lender, JPMORGAN CHASE BANK, N.A., MIZUHO CORPORATE BANK, LTD. and TD BANK N.A., as Documentation Agents (the “Documentation Agents”) and BANK OF AMERICA, N.A. and MORGAN STANLEY SENIOR FUNDING, INC. as Co-Syndication Agents (the “Syndication Agents”).

WHEREAS, certain of the Lenders and other financial institutions have made available to the Borrower a revolving credit facility in the amount of $300,000,000, including a $30,000,000 letter of credit subfacility and a $30,000,000 swingline subfacility, on the terms and conditions contained in that certain Five-Year Credit Agreement, dated as of October 25, 2010 (as amended and in effect immediately prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, Agent, Issuing Bank, Swingline Lender and certain other lenders party thereto; and

WHEREAS, the Agent, the Issuing Bank, the Swingline Lender and the Lenders desire to amend and restate the terms of the Existing Credit Agreement; and

WHEREAS, the Borrower has requested and the Lenders are willing to enter into this Agreement on the terms and conditions set forth herein.
NOW THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.01.    Definitions.
The terms defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto have the meanings set forth herein:
“Adjusted Debt” of the Borrower means at any date of measurement, all Debt of the Borrower and its consolidated Subsidiaries minus all obligations of the Borrower in respect of Hybrid Securities; provided, however, if at such date the obligations of the Borrower and its Subsidiaries in respect of Hybrid Securities exceeds 15% of consolidated Total Capitalization of the Borrower and its Subsidiaries, then such excess shall be included in Adjusted Debt.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Affected Loan” has the meaning set forth in Section 2.24(b) hereof.

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“Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent” has the meaning set forth in the preamble.
“Agreement” has the meaning set forth in the preamble.
“Alternate Base Rate” means for any Alternate Base Rate Loan for any day, the rate per annum equal to the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus ½ of 1% and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.18 shall remain in effect, one-month LIBOR plus 1%; each change in the Alternate Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Alternate Base Rate Loan” means a Revolving Loan which bears interest at the Alternate Base Rate as provided in Section 2.07(a).
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Percentage” shall be based on the Borrower's Debt Rating, and as of any date of determination, such Debt Rating shall be the per annum percentage set forth opposite the applicable ratings below (it being understood that the Borrower's Debt Ratings shown below shall show the ratings for S&P first and then for Moody's):

	Debt Ratings (S&P/Moody's)	Interest Margin for Alternate Base Rate Loans	Interest Margin for LIBOR Rate Loans	Applicable Facility Fee
Level 1	At least A+/A1	—%	0.8%	0.075%
Level 2	Less than A+/A1; At least A/A2	—%	0.9%	0.1%
Level 3	Less than A/A2; At least A-/A3	—%	1%	0.125%

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	Debt Ratings (S&P/Moody's)	Interest Margin for Alternate Base Rate Loans	Interest Margin for LIBOR Rate Loans	Applicable Facility Fee
Level 4	Less than A-/A3; At least BBB+/Baa1	0.075%	1.075%	0.175%
Level 5	Less than BBB+/Baa1 At least BBB/Baa2	0.275%	1.275%	0.225%
Level 6	Less than BBB/Baa2 At least BBB-/Baa3	0.475%	1.475%	0.275%
Level 7	Less than BBB-/Baa3	0.65%	1.65%	0.35%

For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the last clause of this sentence), then such rating agency shall be deemed to have established a rating less than BBB-, in the case of S&P, and less than Baa3, in the case of Moody's; (ii) if the Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different “Levels” and the ratings differential is one level, the higher rating will apply; (iii) if the Debt Ratings established or deemed to have been established by Moody's and S&P shall fall within different “Levels” and the ratings differential is two levels or more, the level one below the higher of the two ratings will apply; and (iv) if the rating system of Moody's or S&P shall change, or if Moody's or S&P shall cease to be in the business of rating corporate debt obligations or corporate issuers, as applicable, the Borrower and the Agent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from Moody's or S&P, and, pending the effectiveness of any such amendment, the Debt Rating shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation. As of the date hereof, the Borrower's Debt Rating is at Level 5.
The Applicable Percentages shall be adjusted effective on the next Business Day following any change in the ratings assigned by Moody's and S&P to the Borrower's Debt Rating. The Borrower shall notify the Agent in writing promptly after becoming aware of any change in such Debt Rating.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

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“Arrangers” means a collective reference to Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. and “Arranger” means any one of the Arrangers.
“Assignment and Assumption” means an Assignment and Assumption executed in accordance with Section 7.05(b) in the form attached hereto as Exhibit C.
“Authority” means any Governmental Authority, central bank or comparable agency, charged with the interpretation or administration of any Applicable Law.
“BANA” means Bank of America, N.A.
“Borrower” means SCANA Corporation, a South Carolina corporation, and its successors.
“Borrowing” means a borrowing hereunder consisting of an Alternate Base Rate Loan or a LIBOR Rate Loan made to the Borrower or the issuance or deemed issuance, as applicable, of a Letter of Credit by the Issuing Bank.
“Business Day” means (a) any day except a Saturday, Sunday or other day on which commercial banks in the States of North Carolina, South Carolina or New York are authorized or required by law to close; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Alternate Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market (subsection (b) shall be referred to herein as a “LIBOR Business Day”).
“Capitalized Lease” means any lease which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
“Cash Equivalents” means (a) direct obligations of the United States or any of its agencies backed by the full faith and credit of the United States, (b) repurchase agreements with any domestic bank, foreign bank, trust company or broker-dealer the long-term debt of which is rated at least “A2” by Moody’s or “A” by Standard & Poor’s which are fully collateralized by direct obligations of the United States or any of its agencies backed by the full faith and credit of the United States, (c) prime name commercial paper rated at least “P1” by Moody’s and “A1” by Standard & Poor’s, (d) money market funds that are rated “Aaa” by Moody’s or “AAA” by Standard & Poor’s, which seek to maintain a $1 per share net asset value, and (e) certificates of deposit, time deposits and money market bank accounts of any domestic bank, foreign bank or trust company rated at least “A2” by Moody’s or “A” by Standard & Poor’s.
“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601, et seq., as amended from time to time, and any regulations promulgated thereunder.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in

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any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means, with respect to any person, an event or series of events by which:

(a)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or within 60 days), directly or indirectly, of 30% or more of the equity securities of such person entitled to vote for members of the board of directors or equivalent governing body of such person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means October 25, 2012.

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“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.
“Collateral Account” means a special non‑interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.
“Commitment” means (i) as to each Lender (other than the Swingline Lender), such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.01 in an amount up to, but not exceeding, the percentage set forth opposite the name of the Lender on Schedule 1 hereto of the aggregate commitment of all Lenders, (b) to issue (in the case of the Issuing Bank), deem issued or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.05(a) and 2.05(i), respectively (but in the case of the Issuing Bank, excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), and (c) to participate in Swingline Loans pursuant to Section 2.04(e), in each case, in an amount up to, but not exceeding, the percentage set forth opposite the name of the Lender on Schedule 1 hereto of the Swingline Commitment, subject to adjustment on account of assignment pursuant to Section 7.05(b), or a reduction in the aggregate Commitment pursuant to Section 2.09, or a reallocation pursuant to Section 2.24(d), and (ii) with respect to the Lenders collectively, the aggregate amount of all such Commitments.
“Commitment Percentage” means the ratio of (a) the amount of the Commitment of a Lender to (b) the Commitment of all the Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.
“Common Equity” means, at the end of any Fiscal Quarter or Fiscal Year, the common equity of the Borrower as set forth in the balance sheet included in any financial statements for the Fiscal Quarter or Fiscal Year delivered to the Agent and the Lenders by the Borrower pursuant to Section 5.01(a) or (b) hereof as relevant.
“Common Stock” means the common stock, no par value per share, of the Borrower.
“Contingent Obligations” means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Debt or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Debt or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or (d) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Contingent Obligation hereunder shall (subject to any limitations set forth therein) be deemed to

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be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Contingent Obligation is made.
“Continue,” “Continuation” and “Continued” each refers to the continuation of a LIBOR Rate Loan from one Interest Period to another.
“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type or the selection of a new, or the renewal of the same, Interest Period for LIBOR Rate Loans, as the case may be, pursuant to Sections 2.18 or 2.19.
“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than trade account obligations entered into in the ordinary course of business and intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all Contingent Obligations of such Person (other than take or pay arrangements and put agreements), (vii) the principal portion of all obligations of such Person under (A) Capitalized Leases and (B) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP (collectively, “Off-Balance Sheet Debt”), (viii) all obligations of such Person with respect to Redeemable Preferred Stock (in the event such Person is a corporation), (ix) the Hedging Termination Value in respect of any Hedging Agreement (excluding commodity swaps, commodity options, forward commodity contracts and spot contracts) of such Person and (x) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed). The Debt of any Person shall include the Debt of any partnership or unincorporated joint venture for which such Person is legally obligated.
“Debt Ratings” means the applicable Senior Unsecured Debt Ratings; provided, however, (i) if no such rating is provided by Moody’s, the issuer rating assigned to the Borrower by Moody’s and (ii) if no such rating is provided by S&P, one “notch” below the corporate credit rating assigned to the Borrower by S&P. For purposes of this definition only, the term “notch’ shall refer to the assigned relative standing in each ratings category (i.e., one notch below A shall be A-).

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“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived in writing, become an Event of Default.
“Default Rate” means, with respect to any Loan on any day, a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus 2%).
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans, participations in the Letter of Credit Liabilities or participations in Swingline Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless such Lender’s failure to fund such Loan is based on such Lender’s good faith determination that the conditions precedent to funding such Loan under this Agreement have not been satisfied and such Lender has notified the Agent of such, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified the Borrower, the Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower retracting such writing or public statement), or (d) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof.
“Defaulting Lender Termination” has the meaning set forth in Section 2.24(e) hereof.
“Defaulting Lender Termination Date” has the meaning set forth in Section 2.24(e) hereof.
“Disclosure Documents” means the Form 10-K filed by the Borrower with the SEC with respect to the Fiscal Year ended December 31, 2011, and any Form 10-Q for any subsequent period, and any Form 8-K with respect to any event occurring after December 31, 2011, and filed by the Borrower with the SEC no less than three Business Days prior to the Closing Date.
“Dollars” or “$” means dollars in lawful currency of the United States of America.
“Electronic Means” has the meaning set forth in Section 5.01.
“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of the Borrower or, in the case of a Pension Plan or a Multiemployer Plan, maintained or contributed to by the Borrower or any current or former ERISA Affiliate.

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“Environmental Authority” means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity, and whether or not incorporated in a judgment, decree or order.
“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.
“Environmental Notices” means notice from any Environmental Authority or by any other Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other Authority for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.
“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.
“Environmental Releases” means releases as defined in CERCLA or under any similar applicable state or local environmental law or regulation.
“Environmental Requirement” means any legal requirement relating to the environment and applicable to the Borrower or the Properties, including but not limited to any such requirement under CERCLA or other Environmental Law.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.
“ERISA Affiliate” means any Person who together with the Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” has the meaning set forth in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Taxes” means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), and (d) any taxes imposed under FATCA.
“Existing Credit Agreement” has the meaning set forth in the preamble.
“Existing Letters of Credit” collectively means each Letter of Credit set forth on Schedule 2 attached hereto.
“Extension Date” has the meaning set forth in Section 2.23(a).
“Extension Request” has the meaning set forth in Section 2.23(a).
“Facility Fee” has the meaning set forth in Section 2.08(a).

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“Facility Fee Payment Date” means each March 31, June 30, September 30 and December 31.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations, administrative guidance or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Fee Letter” means that certain fee letter dated August 6, 2012, from the Agent, BANA, MS and the Arrangers, agreed to and accepted by, among others, the Borrower.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.
“Fiscal Quarter” means any fiscal quarter of the Borrower.
“Fiscal Year” means any fiscal year of the Borrower.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Commitments with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with Section 2.24(d) or (e), and (b) with respect to any Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with Section 2.24(d) or (e).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

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“GAAP” means generally accepted accounting principles in the United States of America set forth in the statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements as may be approved by a significant segment of the accounting profession in the United States of America, which are applicable to the circumstances as of the date of determination, including rules and interpretive releases of the SEC under the authority of the federal securities laws, consistently applied.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds) for the purchase or payment of such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority having authority over Borrower or Borrower’s operations, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedging Agreement” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap

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transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding anything herein to the contrary, that certain transaction evidenced by a letter agreement and related confirmation, each dated as of May 11, 2010, as amended, supplemented, modified or restated from time to time, by and among the Borrower, Wells and Wells Fargo Securities, LLC and any future similar type transactions on generally the same terms (except as to number of shares, price and term) shall be excluded from the definition of Hedging Agreement.
“Hedging Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender); provided, however, such value shall be reduced by the amount such value is cash collateralized.
“Hybrid Securities” shall mean any trust preferred securities or other deferrable interest subordinated debt securities (a) issued by (1) the Borrower or a Subsidiary or (2) any business trust, limited liability company, limited partnership (or similar entity) (i) all of the common equity, general partnership or similar interests or which are owned by the Borrower or a wholly-owned Subsidiary, (ii) that has been formed for the sole purposes of issuing Hybrid Securities and (iii) substantially all of the assets of which consist of (A) subordinated Debt of the Borrower or a Subsidiary and (B) proceeds received in respect of payments on such subordinated Debt, (b) that have a maturity date after June 1, 2034, (c) that require no repayment or prepayments of principal and no mandatory redemptions or repurchases of principal prior to the date which is the 91st day after June 1, 2034 and (d) that permit the issuer of such securities, at its option, to defer certain scheduled interest payments.
“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.
“Informational Materials” has the meaning set forth in Section 5.01.
“Interest Period” means for each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan or the date of the Conversion of any LIBOR Rate Loan into such a LIBOR Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period (or such other day as may be selected by the Borrower in

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accordance with the provisions hereof) and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may select by notice to the Agent pursuant to Section 2.02(a) or Section 2.18; provided, however, that:
(i)    the Borrower may not select any Interest Period with respect to any Revolving Loan that ends after the Termination Date, and in no event shall an Interest Period of any Loan extend beyond the Termination Date;
(ii)    whenever the last day of any Interest Period would otherwise occur on a day other than a LIBOR Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding LIBOR Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding LIBOR Business Day; and
(iii)    any Interest Period for a LIBOR Rate Loan which begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month.
“Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise; but does not include any demand deposit with insured financial institutions.
“Issuing Bank” means Wells Fargo Bank, National Association, together with its successors and assigns.
“Lenders” means each of the Lenders identified on the signature pages hereto, and their successors and permitted assigns, and as the context requires, includes the Swingline Lender.
“Lending Office” means, as to each Lender, its office located at its address set forth on Schedule 1 hereof (or identified on Schedule 1 hereof as its “Domestic Lending Office”) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower, and as to any assignee, the office of the assignee designated as such in its Assignment and Assumption or such other office as the assignee may designate as its Lending Office.
“Letter of Credit” has the meaning given that term in Section 2.05(a).

“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.

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“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.05(i), and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Issuing Bank of their participation interests under such Section.
“LIBOR” means,
(a)    for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page, then “LIBOR” shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two (2) LIBOR Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.
(b)    for any interest rate calculation with respect to an Alternate Base Rate Loan, the rate of interest per annum determined daily on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a LIBOR Business Day, then the immediately preceding LIBOR Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any successor page) then “LIBOR” for such Alternate Base Rate Loan shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Market Index Rate” means, for any day, the rate for one-month U.S. dollar deposits as reported on Telerate Page 3750 as of 11:00 a.m., London time, for such day, provided, if such day is not a LIBOR Business Day, the immediately preceding LIBOR Business

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Day (or if not so reported, then as determined by the Swingline Lender from another recognized source or interbank quotation).
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate (other than an Alternate Base Rate Loan for which interest is determined by reference to LIBOR) as provided in Section 2.07(a).
“Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, servitude or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower shall be deemed to own, subject to a Lien, any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease (other than any lease considered an operating lease in accordance with GAAP in effect as of the Closing Date) or other title retention agreement relating to such asset.
“Loan” means a Revolving Loan or a Swingline Loan and “Loans” means Revolving Loans or Swingline Loans or any or all of them, as the context shall require.
“Loan Documents” means this Agreement, the Notes, each Letter of Credit Document and any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.
“Margin Stock” means “margin stock” as defined in Regulation T or U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
“Material Adverse Effect” means a material adverse effect on (a) the properties, business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Borrower on a consolidated basis and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents to which the Borrower is a party or (c) the validity or enforceability against the Borrower of this Agreement, any of the other Loan Documents to which the Borrower is a party, or the rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder or thereunder.
“Material Subsidiary” means any Subsidiary of the Borrower whose (a) assets (as determined in accordance with GAAP) are greater than 15% of Total Assets or (b) net income (as determined in accordance with GAAP) is greater than 15% of the consolidated net income of the Borrower and its Subsidiaries (as determined in accordance with GAAP). Notwithstanding the

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above, South Carolina Electric & Gas Company shall always be considered to be a Material Subsidiary.

“MNPI” has the meaning set forth in Section 5.01.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“MS” means Morgan Stanley Senior Funding, Inc.
“Multiemployer Plan” means a “Multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years.
“Non-Defaulting Lender” has the meaning set forth in Section 2.24(b) hereof.
“Note” or “Notes” means (i) each Revolving Note and (ii) each Swingline Note.

“Notice of Account Designation” has the meaning set forth in Section 2.02(a).

“Notice of Borrowing” has the meaning set forth in Section 2.02(a).

“Notice of Swingline Borrowing” means a notice in the form of Exhibit F to be delivered to the Agent pursuant to Section 2.04 evidencing the Borrower’s request for a Swingline Loan.
“Obligations” means the obligations of the Borrower under this Agreement.

“OFAC” has the meaning set forth in Section 5.19.

“Off-Balance Sheet Debt” has the meaning set forth in the definition of “Debt”.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than taxes owed directly by the Borrower to any Governmental Authority.
“Participant” has the meaning set forth in Section 7.05(d).
“Participation Interest” has the meaning set forth in Section 2.22.
“Patriot Act” has the meaning set forth in Section 5.19.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA and which is maintained for the employees of the Borrower or any ERISA Affiliate or, in the case of a multiple employer plan or

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other plan described in Section 4064(a) of ERISA, has been contributed to by the Borrower or any ERISA Affiliates at any time within the preceding five (5) years.
“Person” means an individual, a corporation, a partnership (including, without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“pro rata share” or “pro rata percentage” means for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the aggregate Commitment of the Lenders at such time. The initial pro rata percentages are set out on Schedule 1 hereto.
“Properties” means all real property owned, leased or otherwise used or occupied by the Borrower, wherever located.
“Public Lenders” has the meaning set forth in Section 5.01.
“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payment or otherwise) or (ii) redeemable at the option of the holder thereof.
“Register” has the meaning set forth in Section 7.05(c).
“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Issuing Bank for any drawing honored by the Issuing Bank under a Letter of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, the Non-Defaulting Lenders holding in the aggregate more than 50% of the aggregate amount of all Loans and Letter of Credit Liabilities outstanding, or, if no amount of the Loans or Letter of Credit Liabilities is outstanding, more than 50% of the aggregate principal amount of all Commitments. For purposes of this definition, a Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation; provided that the Commitment of, and the portion of the Loans or Letters of Credit, as

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applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means chief financial officer, chief accounting officer, any vice president, treasurer or assistant treasurer of the Borrower.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.
“Revolving Loan” means an Alternate Base Rate Loan or a LIBOR Rate Loan made by the Agent on behalf of a Lender, to the Borrower pursuant to Section 2.02.
“Revolving Note” means each of the promissory notes of the Borrower of even date and other promissory notes that are required hereby evidencing the obligation of the Borrower to repay the Revolving Loans to the Lenders, substantially in the form of Exhibit A.
“SEC” means the Securities and Exchange Commission.
“Senior Unsecured Debt Ratings” means with respect to Moody’s, the ratings assigned to the senior unsecured non-credit enhanced, long-term debt of the Borrower by Moody’s and with respect to S&P, the ratings assigned to the senior unsecured non-credit enhanced, long-term debt of the Borrower by S&P.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent liabilities and other commitments as they mature, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

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“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.
“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.04 in an amount up to, but not exceeding, $30,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.
“Swingline Commitment Termination Date” means October 25, 2017, or such later date to which the Swingline Lender shall have consented in accordance with Section 2.23.
“Swingline Lender” means Wells Fargo Bank, National Association, together with its successors and assigns.
“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.04(a).

“Swingline Note” means the promissory note of the Borrower payable to the order of the Swingline Lender in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit G.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, other than taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges owed directly by the Borrower to any Governmental Authority.
“Termination Date” means October 25, 2017, or, with respect to any Lender’s Commitment, such later date to which such Lender shall have consented in accordance with Section 2.23.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) the imposition of a Lien pursuant to Section 430 of the Code or Section 303 of ERISA, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (g) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (h) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

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“Total Assets” means, at the end of any Fiscal Quarter or Fiscal Year, the amount of total assets as set forth in the balance sheet included in any financial statements for such Fiscal Quarter or Fiscal Year delivered by the Borrower pursuant to Section 5.01(a) or (b) hereof as relevant.
“Total Capitalization” means the sum of (i) preferred stock of the Borrower and its Subsidiaries and any premium thereon (less deferred compensation relating to unallocated convertible preferred stock of the Borrower and its Subsidiaries held by the employee stock ownership plan of the Borrower and its Subsidiaries), plus (ii) Common Equity, plus (iii) all Debt of the Borrower and its Subsidiaries (net of unamortized premium and discount), less (iv) unamortized common stock expense of the Borrower and its Subsidiaries.
“Type” with respect to any Revolving Loan means any of the following, each of which shall be deemed to be a different “Type” of Revolving Loan: an Alternate Base Rate Loan, a LIBOR Rate Loan having a one-month Interest Period, a LIBOR Rate Loan having a two-month Interest Period, a LIBOR Rate Loan having a three-month Interest Period and a LIBOR Rate Loan having a six‑month Interest Period.
“Voting Stock” means all classes of the capital stock of a corporation then outstanding and normally entitled to vote in the election of directors.
“Wells” means, Wells Fargo Bank, National Association.
SECTION 1.02. Accounting Terms and Determinations.

(a)    Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent or any Lender hereunder shall be prepared, in accordance with GAAP applied on a consistent basis (other than changes of accounting principles recorded in accordance with GAAP). All calculations made for the purposes of determining compliance with this Agreement and the other Loan Documents shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.01 (or, prior to the delivery of the first financial statements pursuant to Section 5.01, consistent with the financial statements described in Section 4.04(a)); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Agent shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower as to which no such objection shall have been made. Notwithstanding anything to the contrary set forth herein, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

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(b)    All financial covenant ratios shall be calculated by carrying the result to one more place than the number of places by which such ratio is expressed and rounding the result up or down to the nearest number (and rounding up if there is no nearest number).
(c)    Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.03.    Use of Defined Terms.
All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.
SECTION 1.04.    Terminology.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to “Articles”, “Sections”, “Exhibits” and “Schedules” shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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ARTICLE II
THE CREDITS

SECTION 2.01.    Commitment to Lend.
(a)    Each Lender severally agrees, on the terms and conditions set forth herein, to make its pro rata share of Revolving Loans to the Borrower from time to time before the Termination Date, provided that, immediately after each such Revolving Loan is made, (i) with respect to each Lender individually, the aggregate principal amount of Revolving Loans made or attributable to such Lender shall not exceed such Lender’s Commitment, and (ii) with respect to the Lenders collectively, the aggregate outstanding principal amount of all Revolving Loans plus the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Liabilities shall not exceed the Lenders’ aggregate Commitment.
(b)    Each Borrowing (whether for an Alternate Base Rate Loan or a LIBOR Rate Loan) under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate outstanding amount of the unborrowed Commitment).
(c)    Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.11, prepay Revolving Loans and reborrow under this Section at any time before the Termination Date.
SECTION 2.02.    Method of Borrowing.
(a)    Each Borrowing shall be made on a Business Day, or in the case of a Borrowing which is a LIBOR Rate Loan, on a LIBOR Business Day, upon notice from the Borrower to the Agent, given (i) in the case of a Borrowing which is an Alternate Base Rate Loan, not later than 11:00 a.m. (Charlotte, North Carolina time) on the Business Day of the proposed Borrowing and (ii) in the case of a Borrowing which is a LIBOR Rate Loan, not later than 11:00 a.m. (Charlotte, North Carolina time) on the third LIBOR Business Day prior to the date of the proposed Borrowing. Each such notice of a Borrowing (a “Notice of Borrowing”) by the Borrower shall be in substantially the form of Exhibit D-1 hereto, specifying therein the requested (A) date of such Borrowing, (B) Type of Revolving Loan to be made in connection with such Borrowing, (C) aggregate amount of such Borrowing and (D) in the case of a Borrowing comprising a LIBOR Rate Loan, initial Interest Period for each such Revolving Loan. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.02(a), the contents thereof and each such Lender’s share of any Borrowing to be made pursuant thereto. Each Lender shall, before 1:00 p.m. (Charlotte, North Carolina time) on the date of such Borrowing, make available to the Agent for the account of the Borrower in same day funds, the proceeds of such Borrowing (in Dollars). Such Borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of the Agent with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of theBorrower identified in the most recent notice substantially in the form attached as Exhibit H (a

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“Notice of Account Designation”) delivered by the Borrower to the Agent or as may be otherwise agreed upon by the Borrower and the Agent from time to time. Subject to Section 2.21(b) hereof, the Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Loan requested pursuant to this Section to the extent that any Lender has not made available to the Agent its Commitment Percentage of such Loan.
(b)    Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBOR Rate Loans, the Borrower shall indemnify the applicable Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Revolving Loans, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender as part of such Borrowing when such Revolving Loan is not made on such date.
SECTION 2.03.    Evidence of Loans.
(a)    Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts, and to update promptly its account or accounts from time to time, as necessary.
(b)    In addition to the accounts and records referred to in subsection (a), each Lender and the Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.
(c)    The Agent shall maintain the Register pursuant to Section 7.05(c) and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the date, amount and Interest Period, if applicable, of each Loan, and whether such Loan is an Alternate Base Rate Loan or a LIBOR Rate Loan, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from or for the account of the Borrower and each Lender’s percentage share thereof. The Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to update promptly such subaccounts from time to time, as necessary.
(d)    The entries made in the Register, subaccounts and accounts maintained pursuant to this Section 2.03, to the extent permitted by Applicable Law, shall be prima facie evidence of the existence and amounts of such obligations of the Borrower therein recorded; provided, however, that the failure of the Agent or any Lender to maintain any such Register, subaccount or account, as applicable, or any error therein, shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms thereof.

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(e)    Upon the request of any Lender, which request shall be made through the Agent to the Borrower, the Borrower shall deliver to such Lender a duly executed Revolving Note with appropriate insertions as to dates and principal amounts.
SECTION 2.04.    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions hereof, during the period from the Closing Date to but excluding the Swingline Commitment Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding exceeds the Swingline Commitment in effect at such time, the Borrower shall immediately pay the Agent for the account of the Swingline Lender the amount of such excess. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(b)    Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a notice of Swingline Borrowing (the “Notice of Swingline Borrowing”) or telephonic notice of each Borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 3:00 p.m. (Charlotte, North Carolina time) on the proposed date of such Borrowing. Any such notice given telephonically shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article III for such Borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 4:00 p.m. (Charlotte, North Carolina time) on such date (or 12:00 noon (Charlotte, North Carolina time) if the Borrower delivered the applicable Notice of Swingline Borrowing to the Swingline Lender before 10:00 a.m. (Charlotte, North Carolina time) on the proposed date of such Borrowing).

(c)    Interest. Swingline Loans shall bear interest at a per annum rate equal to the LIBOR Market Index Rate plus the Applicable Percentage. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.07 with respect to interest on Alternate Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).

(d)    Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $50,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 11:00 a.m. (Charlotte, North Carolina

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time) on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.

(e) Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within ten Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to repay a Swingline Loan. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Commitment Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower, the Swingline Lender may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a Borrowing of Revolving Loans that are Alternate Base Rate Loans from the Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations of Section 2.01(b) shall not apply to any Borrowing of Revolving Loans that are Alternate Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such Borrowing of Alternate Base Rate Loans not later than 12:00 noon (Charlotte, North Carolina time) on the proposed date of such Borrowing and the Agent shall give prompt notice of such Borrowing to the Lenders. No later than 2:00 p.m. (Charlotte, North Carolina time) on such date, each Lender will make available to the Agent at the Principal Office for the account of Swingline Lender, in immediately available funds, the proceeds of the Alternate Base Rate Loan to be made by such Lender and, to the extent of such Alternate Base Rate Loan, such Lender’s participation in the Swingline Loan so repaid shall be deemed to be funded by such Alternate Base Rate Loan. The Agent shall pay the proceeds of such Alternate Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. At the time each Swingline Loan is made, each Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s pro rata percentage in such Swingline Loan. If the Lenders are prohibited from making Alternate Base Rate Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or Event of Default described in Section 6.01(h) or 6.01(i), upon notice from the Agent or the Swingline Lender, each Lender severally agrees to pay to the Agent for the account of the Swingline Lender in respect of such participation the amount of such Lender’s pro rata percentage of each outstanding Swingline Loan. If such amount is not in fact made available to the Agent by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon demand therefor by the Agent or the Swingline Lender, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Lenders to purchase a participation therein). Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due such Lender hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such

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assignment or otherwise). A Lender’s obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Section 6.01(h) or 6.01(i)) or the termination of the Commitments of any Lender, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, the Issuing Bank, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 2.05.    Letters of Credit.
(a)    Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank, on behalf of the Lenders, agrees (i) on the Closing Date, upon fulfillment of the applicable conditions set forth in Article III, to deem the Existing Letters of Credit to have been issued pursuant to this Agreement, from and after the Closing Date, and the Existing Letters of Credit shall be subject to, and governed by, the terms and conditions hereof and (ii) to issue for the account of the Borrower during the period from and including the Closing Date to, but excluding, the date five Business Days prior to the Termination Date, one or more letters of credit (together with the Existing Letters of Credit, each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding, including the Existing Letters of Credit, not to exceed the aggregate amount of $30,000,000.

(b)    Terms of Letters of Credit. At the time of issuance, the form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Issuing Bank and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the fifth Business Day prior to the Termination Date.

(c)    Requests for Issuance of Letters of Credit. The Borrower shall give the Issuing Bank and the Agent written notice (or telephonic notice promptly confirmed in writing) at least five Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Issuing Bank. Provided the Borrower has given the notice prescribed by the first sentence of this subsection, the Issuing Bank  has not  received written notice from any Lender, the Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not be satisfied and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article III, the Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. The Issuing Bank shall not at any time

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be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Lender to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)    Reimbursement Obligations. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Issuing Bank for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection); provided that no such payment shall be due from the Borrower any earlier than the date of receipt by it of notice of its obligation to make such payment (or if such notice is received by the Borrower after 10:00 a.m. (Charlotte, North Carolina time) on any date, on the next succeeding Business Day). Upon receipt by the Issuing Bank of any payment in respect of any Reimbursement Obligation, the Issuing Bank shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.05(i) such Lender’s pro rata percentage of such payment.

(e)    Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such Borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date required by Section 2.05(d), then (i) if the applicable conditions contained in Article III would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans (which shall be Alternate Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. (Charlotte, North Carolina time) and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 2.01(b) shall not apply to any Borrowing of Revolving Loans under this subsection.

(f)    Effect of Letters of Credit on Commitments. Upon the issuance or deemed issuance, as applicable, by the Issuing Bank of any Letter of Credit and until such Letter of

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Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s pro rata percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)    Issuing Bank’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank, the Agent nor any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by, any of the following except to the extent resulting from the gross negligence or willful misconduct of the Issuing Bank, the Agent or a Lender, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable judgment: (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, the Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Issuing Bank, the Agent or any Lender any liability to the Borrower or any Lender. In this regard, the obligation of the Borrower to reimburse the Issuing Bank for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Issuing Bank, the Agent, any Lender,

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any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Issuing, Bank, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non‑application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 7.03, but not in limitation of the Borrower’s unconditional obligation to reimburse the Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), the Borrower shall have no obligation to indemnify the Issuing Bank, the Agent or any Lender in respect of any liability incurred by the Issuing Bank, the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Issuing Bank, the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Issuing Bank, the Agent or any Lender with respect to any Letter of Credit.

(h)    Amendments, Etc. The issuance by the Issuing Bank of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Issuing Bank), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Required Lenders (or all of the Lenders if required by Section 7.04) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the fees, if any, payable under the last sentence of Section 2.08(b).

(i)    Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Issuing Bank of any Letter of Credit, including the deemed issuance of the Existing Letters of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s pro rata percentage of the liability of the Issuing Bank with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, such Lender’s pro rata percentage of the Issuing Bank’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Issuing Bank in respect of any Letter of Credit pursuant to the immediately following subsection (j), such

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Lender shall, automatically and without any further action on the part of the Issuing Bank, the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s pro rata percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the fees payable to the Issuing Bank pursuant to the third and last sentences of Section 2.08(b)).

(j)    Payment Obligation of Lenders. Each Lender severally agrees to pay to the Issuing Bank on demand in immediately available funds in Dollars the amount of such Lender’s pro rata percentage of each drawing paid by the Issuing Bank under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.05(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s pro rata percentage of such drawing. If the notice referenced in the second sentence of Section 2.05(e) is received by a Lender not later than 11:00 a.m. (Charlotte, North Carolina time), then such Lender shall make such payment available to the Issuing Bank not later than 2:00 p.m. (Charlotte, North Carolina time) on the date of demand therefor; otherwise, such payment shall be made available to the Issuing Bank not later than 1:00 p.m. (Charlotte, North Carolina time) on the next succeeding Business Day. Each Lender’s obligation to make such payments to the Issuing Bank under this subsection, and the Issuing Bank’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 6.01(h) or 6.01(i) or (iv) the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)    Expiration or Maturity Date of Letters of Credit past Termination Date. If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Issuing Bank an amount of money equal to the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account.
SECTION 2.06.    Maturity of Loans; Termination of Commitment.
(a)    Revolving Loans. With respect to any Lender’s Commitment, each Revolving Loan made by such Lender shall mature, and the principal amount thereof shall be due and payable in full, and such Lender’s Commitment shall terminate, on the Termination Date applicable to such Lender’s Commitment.
(b)    Swingline Commitment.    Each Swingline Loan shall mature, and the entire outstanding principal amount thereof shall be due and payable in full, and the Swingline Commitment shall terminate, on the Swingline Commitment Termination Date.
(c)    Letters of Credit. All Reimbursement Obligations shall mature, and the entire outstanding amount thereof shall be due and payable in full, on each Termination Date.

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SECTION 2.07.    Interest Rates.
(a)    The Borrower shall pay interest on the unpaid principal amount of each Alternate Base Rate Loan and LIBOR Rate Loan from the date of such Loan until such Loan shall be paid in full, at the following rates per annum:
(i)    if such Loan is an Alternate Base Rate Loan, a variable rate per annum equal at all times to the Alternate Base Rate in effect from time to time plus the Applicable Percentage, payable quarterly in arrears on March 31, June 30, September 30 and December 31 while such Alternate Base Rate Loan is outstanding and on the date such Alternate Base Rate Loan shall be Converted or paid in full; and
(ii)    if such Loan is a LIBOR Rate Loan, a fixed rate per annum during the Interest Period equal to the LIBOR Rate for such Interest Period plus the Applicable Percentage, payable on the last day of the Interest Period (and, if such Interest Period extends over three months, at the end of each three-month interval during such Interest Period) and on the date such LIBOR Rate Loan shall be Converted or paid in full.
(b)    Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, for each day following the occurrence and during the continuance of an Event of Default, the outstanding principal of and (to the extent permitted by Applicable Law) overdue interest on the Loans shall bear interest at a per annum rate equal to the Default Rate, payable on demand.
(c)    Interest with respect to Alternate Base Rate Loans due and payable in accordance with clause (a)(i) above shall accrue from the first day of such quarter until the last day of such quarter. Interest with respect to LIBOR Rate Loans due and payable in accordance with clause (a)(ii) above shall accrue from the first day of such Interest Period to but excluding the last day of such Interest Period, or, if applicable, to the end of each such three-month interval.
SECTION 2.08.    Fees.
(a)    The Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a facility fee (the “Facility Fee”) equal to the product of (i) the average daily amount of the Commitments (regardless of usage, calculated from the later of the Closing Date or the preceding Facility Fee Payment Date) times (ii) a per annum percentage equal to the Applicable Percentage. The Facility Fee shall accrue from and including the Closing Date to, but excluding, the last Termination Date and shall be payable in arrears on each Facility Fee Payment Date and on each Termination Date; provided that should any Commitments be terminated at any time prior to the Termination Date applicable to such Commitment for any reason, the entire accrued and unpaid Facility Fee shall be paid on the date of such termination.
(b)    The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Percentage for LIBOR Rate Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance or deemed issuance, as applicable, of such Letter of Credit (x) through and including the

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date such Letter of Credit expires or is terminated or (y) to, but excluding, the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) March 31, June 30, September 30 and December 31 in each year, (ii) each Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrower shall pay to the Issuing Bank for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to two-tenths of one percent (0.2%) per annum on the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance or deemed issuance, as applicable, of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to, but excluding, the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be.  The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) March 31, June 30, September 30 and December 31 in each year, (ii) each Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. The Borrower shall pay directly to the Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance or deemed issuance, as applicable, of each Letter of Credit, drawings, amendments and other transactions relating thereto.
(c)    In addition to the fees provided for in substance in subsections (a) and (b) above, the Borrower shall pay to the Agent, for the account of the Agent, BANA, MS and each Arranger, such other fees as are provided for in the Fee Letter.
SECTION 2.09.    Optional Termination or Reduction of Commitment.
The Borrower may, upon at least three Business Days’ written notice to the Agent, terminate at any time, or permanently reduce from time to time by an aggregate amount of at least $5,000,000 (and in increments of $1,000,000 in excess thereof), the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Swingline Loans). All accrued Facility Fees (as provided under Section 2.08) on the Commitments (in the case of a termination of the Commitments) or on the portion of the Commitments being reduced (in the case of a reduction of the Commitments) shall be payable on the effective date of such reduction or termination. The Agent shall deliver a copy of such notice to each Lender promptly upon receipt thereof.
SECTION 2.10.    Mandatory Prepayments.
If at any time the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceeds the aggregate amount of the Commitments in effect at such time (including, without limitation, after giving effect to any reduction in the Commitments pursuant to Section 2.09), the Borrower shall immediately pay to the Agent for the accounts of the Lenders the amount of such excess. Amounts paid under this Section shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata in accordance with Section 2.21, and if any Letters of Credit are outstanding

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at such time, the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations.
SECTION 2.11.    Optional Prepayments.
The Borrower may, (a) upon at least one Business Day’s written notice to the Agent in the case of any Alternate Base Rate Loan and (b) upon at least three LIBOR Business Days’ notice in the case of any LIBOR Rate Loan, prepay any Alternate Base Rate Loan or LIBOR Rate Loan in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 (and in increments of $1,000,000 in excess thereof), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any compensation payable pursuant to Section 2.12. The Borrower may prepay any Swingline Loan at any time without premium or penalty. The Agent shall deliver a copy of such notice to each Lender promptly upon receipt thereof.
SECTION 2.12.    Compensation after Prepayment or Conversion.
The Borrower shall pay to such Lender any amounts which are required to compensate such Lender for any losses, costs or expenses which it may reasonably incur as a result of any prepayment or Conversion pursuant to Section 2.18(d).
SECTION 2.13.    General Provisions as to Payments.
(a)    The Borrower shall make each payment hereunder not later than 1:00 p.m. (Charlotte, North Carolina time) on the date when due in federal or other funds immediately available to the Agent for each Lender at its Lending Office without setoff or counterclaim.
(b)    Subject to subsection (c) of this Section 2.13, whenever any payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(c)    Whenever any payment to be made hereunder in respect of any LIBOR Rate Loan, or in respect of interest computed at the LIBOR Rate, shall be stated to be due on a day other than a LIBOR Business Day, such payment shall be made on the next succeeding LIBOR Business Day and such extension of time shall in such case be included in the computation of the payment of interest; provided that, if such extension of time would cause any such payment to be made in the next following calendar month, such payment shall be made, and the last day of the applicable Interest Period shall occur, on the next preceding LIBOR Business Day.
(d)    Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent on demand that amount so distributed to such Lender or the Issuing Bank, with interest thereon, for each day from

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and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
SECTION 2.14.    Computation of Interest and Fees.
(a)    The Facility Fee and other fees payable hereunder and interest on LIBOR Rate Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.
(b)    Interest on Alternate Base Rate Loans shall be computed on the basis of a 365- or 366-day year for the actual number of days elapsed for so long as the Alternate Base Rate is based on the Prime Rate and on the basis of a 360-day year and paid for the actual number of days elapsed so long as the Alternate Base Rate is based on the Federal Funds Rate or LIBOR.
SECTION 2.15.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Bank;
(ii)    subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.16 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or the Issuing Bank); or
(iii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Bank, the Borrower shall promptly pay to any such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such

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Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Bank the Borrower shall promptly pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. Such certificate shall set forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    If any Lender shall subsequently recoup any costs (other than from the Borrower) for which such Lender has theretofore been compensated by the Borrower, such Lender shall remit to the Borrower an amount equal to the amount of such recoupment.
SECTION 2.16.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, the applicable Lender or the Issuing Bank, as the case may be, receives

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an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. Such certificate shall set forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall, to the extent it is legally entitled to do so, deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Agent, shall, to the extent it is legally entitled to do so, deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i), (ii) and (iii) below shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall, to the extent it is legally required to do so, deliver to the Borrower and the

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Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8IMY with attachments (to the extent such Foreign Lender is not the beneficial owner) claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or
(iv)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.
(f)    Treatment of Certain Refunds. If the Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent, such Lender or the Issuing Bank in the event the Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) to the extent the payment of which would place the Agent or such Lender in a less favorable net after-Tax position than the Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

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(g)    Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitment.
(h)    USA Patriot Act Notice; Compliance. In order for the Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Agent may request, and such Lender or Participant shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with federal law.
SECTION 2.17.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.15, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender is a Defaulting Lender hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 7.05, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Agent the assignment fee specified in Section 7.05;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.18(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

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(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with Applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. An assignee Lender shall not constitute a Defaulting Lender pursuant to the terms hereof solely by virtue of an assignment in accordance with the terms of this Section 2.17(b).
SECTION 2.18.    Interest Rate Determination; Changed Circumstances.
(a)    Interest Rate Determination. Upon the request of the Borrower, each Lender agrees to furnish to the Borrower timely information sufficient to permit determination of an Alternate Base Rate or LIBOR Rate, as applicable; provided, however, that such information shall not be binding upon such Lender in determining any Alternate Base Rate or LIBOR Rate applicable to any Loan.
(b)    Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or an Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or an Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or an Alternate Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 2.14), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to an Alternate Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Alternate Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then

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outstanding principal amount of each such Loan to an Alternate Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.
(c)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Alternate Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Alternate Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan or an Alternate Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrower may select only Alternate Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Alternate Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to an Alternate Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.
(d)    Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or notice of Conversion/Continuation in the form attached hereto as Exhibit D-2 (the “Notice of Conversion/Continuation”), (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor or (d) the assignment of any LIBOR Rate Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrower pursuant to Section 2.17(b). The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Agent and shall be conclusively presumed to be correct save for manifest error. Such certificate shall set forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof.
SECTION 2.19.    Conversion of Loans.

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(a)    The Borrower may on any Business Day (in the case of Alternate Base Rate Loans) and on any LIBOR Business Day (in the case of LIBOR Rate Loans), upon notice given to the Lender not later than 12:00 noon (Charlotte, North Carolina time) on the third LIBOR Business Day prior to the date of any proposed Conversion into LIBOR Rate Loans and on the Business Day prior to the date of any proposed Conversion into Alternate Base Rate Loans subject to the provisions of Section 2.14, Convert any Loans of one Type into Loans of another Type or Types or Loans of the same Type having a new Interest Period; provided that any Conversion of, or with respect to, any LIBOR Rate Loan into Loans of another Type or Loans of the same Type having new Interest Periods shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loan, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 2.12 on the date of such Conversion; provided further, that no Loan shall be converted to a LIBOR Rate Loan if any Event of Default shall have occurred and be continuing. Each such Notice of a Conversion/Continuation, within the restrictions specified above, specifying therein (i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into, or with respect to LIBOR Rate Loans, the duration of the Interest Period for each such Loan.
(b)    If the Borrower shall fail to select the Type of any Loan or the duration of any Interest Period for any LIBOR Rate Loan in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and subsection (a) of this Section 2.19 or if any proposed Conversion of a Loan to a LIBOR Rate Loan upon Conversion shall not occur as a result of the circumstances described in subsection (b) and (c) of Section 2.16 or subsection (c) of this Section 2.19, such Loan will automatically, on the last day of the then-existing Interest Period therefor, Convert into an Alternate Base Rate Loan.
(c)    Each Notice of Conversion/Continuation given pursuant to subsection (a) of this Section 2.19 shall be irrevocable and binding on the Borrower. In the case of any Loan that is to be converted to a LIBOR Rate Loan, the Borrower shall indemnify the Lenders against any loss, cost or expense incurred by the Lenders as a result of any failure to fulfill on the date specified for such Conversion the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Lenders to fund such LIBOR Rate Loan, as the case may be, upon such Conversion, when such Conversion, as a result of such failure, does not occur. The Borrower’s obligations under this subsection (c) shall survive the repayment of all other amounts owing to the Lenders under this Agreement and the Notes and the termination of the Commitment.
(d)    No more than six LIBOR Rate Loans may be outstanding at any time.
SECTION 2.20.    Set-off.
(a)    If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under

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this Agreement or any other Loan Document to such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate, irrespective of whether or not such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Bank, the Swingline Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Bank and the Swingline Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
(b)    In addition to clause (a) above, with respect to any principal or interest payment, fee, or any other cost or expense (including legal fees and expenses), due and payable to the Agent, the Issuing Bank or the Lenders under the Loan Documents, the Borrower hereby irrevocably authorizes and directs the Agent to debit any deposit account of the Borrower with the Agent (as one of the Lenders) in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent’s sole discretion) and such amount not debited shall be deemed to be unpaid.
SECTION 2.21.    Pro Rata Treatment.
Except to the extent otherwise provided herein:
(a)    Loans. Each Loan, each payment or prepayment of principal of any Loan, and each payment of interest on the Loans shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans. Each payment of the Facility Fee, each reduction of the Commitments and each conversion or extension of any Loan shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests (to the extent applicable). The Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.04, shall be pro rata in accordance with their respective Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired and funded a participating interest in any such Swingline Loan pursuant to Section 2.04(e), in which case such payments shall be pro rata in accordance with such participating interests).
(b)    Advances. Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing that such Lender will not make the amount that would constitute its ratable share of such Borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent shall, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent,

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on demand, such amount with interest thereon, for the period until such Lender makes such amount immediately available to the Agent, at a rate equal to the Federal Funds Rate; provided, however, that if payment is not made within three Business Days of demand, interest shall accrue at the rate applicable at that time to the Loans made in connection with such Borrowing. If such Lender’s pro rata share of such Borrowing is not made available to the Agent by such Lender within three Business Days of the date of such Borrowing, the Agent also shall be entitled to recover from the Borrower, within one Business Day after written demand, such amount with interest thereon, for the period until the Borrower makes such repayment amount immediately available to the Agent, at the rate applicable at that time to the Loans made in connection with such Borrowing. A certificate of the Agent submitted to any Lender or the Borrower with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
SECTION 2.22.    Sharing of Payments.
The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker’s lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall promptly purchase from the other Lenders a participation interest (a “Participation Interest”) in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker’s lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker’s lien or counterclaim, with respect to such Participation Interest as fully as if such Lender were a holder of such Loan or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each day from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 2.22 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.22 to share in the benefits of any recovery on such secured claim.

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SECTION 2.23.    Extension of Termination Date.
(a)    The Borrower shall have the right, exercisable no more than twice, to request an extension of the current Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Agent at least 60 days, but no more than 90 days, prior to any anniversary of the Closing Date commencing with the first anniversary thereof (the “Extension Date”), a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Borrower understands that this Section has been included in this Agreement for Borrower’s convenience in requesting an extension and acknowledges that none of Lenders nor Agent has promised (either expressly or impliedly), nor has any obligation or commitment whatsoever, to extend the Termination Date at any time. If the Required Lenders shall have notified Agent on or prior to the date which is 30 days prior to the Extension Date that they accept such Extension Request, then, subject to the following conditions on the Extension Date (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower in the Loan Documents, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, the Termination Date shall be extended for one year with respect to the Commitment of each Lender accepting such Extension Request. If any Lender shall not have notified Agent on or prior to the date which is 30 days prior to the Extension Date that it accepts such Extension Request (or it expressly rejects such Extension Request), then the Termination Date shall not be extended with respect to the Commitment of such rejecting Lender (each such Lender a “Rejecting Lender”). The Agent shall promptly notify Borrower whether the Extension Request has been accepted or rejected as well as which Lender or Lenders rejected Borrower’s Extension Request.
(b)    Notwithstanding the preceding subsection, if the Borrower receives notification from the Agent that an Extension Request has been rejected by a Rejecting Lender (a “Notice of Rejection”), and provided that the aggregate amount of Commitments of the Rejecting Lenders does not exceed 50% of the aggregate amount of Commitments then outstanding, then the Borrower may, at its sole expense and effort, upon prior written notice to such Rejecting Lender and the Agent, require such Rejecting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 7.05(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Rejecting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Reimbursement Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignee consents to the Extension Request.

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SECTION 2.24.    Defaulting Lender.
(a)    Waivers and Amendments.    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(b)    Reallocation of Payments.    Notwithstanding the foregoing Section 2.21(a), if any Defaulting Lender shall have failed to fund all or any portion of any Revolving Loan (each such Revolving Loan, an “Affected Loan”), each payment by the Borrower with respect to such Affected Loan hereunder shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (i) to each Lender that is not a Defaulting Lender (each, a “Non-Defaulting Lender”) pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Lender as set forth in Section 2.21(a). Each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.
(c)    Fees. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender. The rights and remedies against a Defaulting Lender under this section are in addition to other rights and remedies that the Borrower, the Agent or any other Lender may have against such Defaulting Lender.
(d)    Reallocation of Participations to Reduce Fronting Exposure. Notwithstanding anything to the contrary contained in this Agreement, if any Lender is or becomes a Defaulting Lender and if at the relevant time, there are any Letter of Credit Liabilities or Swingline Loans, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, all or any part of such Defaulting Lender’s Commitment to participate in Letters of Credit and Swingline Loans shall automatically (effective on the day such Lender becomes a Defaulting Lender) be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Article III are satisfied at such time (and, unless the Borrower shall have otherwise notified the Agent at the time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate amount funded or participated in by any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.
(e)    Termination. During any period that a Lender is a Defaulting Lender, the Borrower may terminate in full the Commitment of such Defaulting Lender by giving notice to such Defaulting Lender and the Agent (such termination, a “Defaulting Lender Termination”) so long as on the effective date of such Defaulting Lender Termination and after giving effect thereto and to any repayment of Loans in connection therewith: (i) no Default or Event of Default exists (unless the

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Required Lenders otherwise consent to such Defaulting Lender Termination), (ii) no Loans shall be outstanding, and (iii) the sum of (x) the Letter of Credit Liabilities and (y) the outstanding principal amount of Swingline Loans shall not exceed the aggregate Commitments of all Lenders that are not Defaulting Lenders. Each such notice shall specify the effective date of such Defaulting Lender Termination (the “Defaulting Lender Termination Date”), which shall be not less than five (5) Business Days (or such shorter period as agreed to by the Agent and such Defaulting Lender) after the date on which such notice is delivered to such Defaulting Lender and the Agent. On each such Defaulting Lender Termination Date, (i) the Commitment of such Defaulting Lender shall be reduced to zero, (ii) such Defaulting Lender shall cease to be a “Lender” hereunder (provided that any Defaulting Lender shall continue to be entitled to the indemnification provisions contained herein, but only with respect to matters arising prior to the applicable Defaulting Lender Termination Date), (iii) the Commitment of all other Lenders shall remain unchanged and (iv) the Commitment Percentages of outstanding Letter of Credit Liabilities and Swingline Loans will be reallocated by the Agent among the Lenders (other than the Defaulting Lender) in accordance with their Commitment Percentages after giving effect to the Defaulting Lender Termination.

(f)    Defaulting Lender Cure. If the Borrower, the Agent and each Swingline Lender and Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.24(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 2.25.    Increase of Commitments.
The Borrower shall have the right at any time and from time to time from the Closing Date through and including the Termination Date to request increases in the Commitments (provided that after giving effect to any increases in the Commitments pursuant to this Section, the aggregate amount of increases to the Commitments may not exceed $300,000,000) by providing written notice to the Agent, which notice shall be irrevocable once given. The Agent shall deliver a copy of such notice to each Lender promptly upon receipt thereof. Each such increase in the Commitments must be in an aggregate minimum amount of $25,000,000 and $5,000,000 integral multiples in excess thereof. Notwithstanding anything herein to the contrary, the limits set forth in Sections 2.04(a) with respect to Swingline Loans and 2.05(a) with respect to Letters of Credit shall remain applicable following any increase of the Commitments in accordance with this Section 2.25. No Lender shall be required to increase its Commitment and each Lender may decline to increase its Commitment

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in its sole discretion. If any Lender shall fail to respond, such Lender will have deemed to have declined. The Agent shall allocate any increase in the Commitments to existing Lenders willing to increase their respective Commitments prior to the allocation of such requested increase to any new Lenders to become a party to this Agreement. All such allocations shall be in the Agent’s sole discretion but not in an amount in excess of each such Lender’s increased Commitment. If a new Lender becomes a party to this Agreement as provided herein, or if any existing Lender agrees to increase its Commitment, such Lender shall on the date it becomes a Lender hereunder (or increases its Commitment, in the case of an existing Lender) (and as a condition thereto) purchase from the other Lenders its pro rata share (or in the case of an existing Lender, the increase in the amount of its pro rata share, in each case as determined after giving effect to the increase of the Commitments) of any outstanding Loans, by making available to the Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under Section 2.14 as a result of the prepayment of any such Loans. No increase of the Commitments may be effected under this Section if the following conditions are not met immediately prior to such increase and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower in the Loan Documents, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In connection with any increase in the Commitments pursuant to this Section, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Commitment, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Commitment within five Business Days of such Lender’s request therefor.
ARTICLE III
CONDITIONS TO BORROWINGS
SECTION 3.01.    Conditions to Closing.
The effectiveness of this Agreement is subject to the satisfaction of the following conditions:
The Agent shall have received the following, each dated as of the Closing Date (unless otherwise indicated), and each in form and substance satisfactory to the Agent:
(a)    receipt of an executed counterpart of this Agreement;
(b)    if requested by any Lender, receipt of a duly executed Note for such Lender (including, without limitation, the Swingline Note if requested by the Swingline Lender);

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(c)    receipt of opinions of (i) McNair Law Firm, P.A., counsel for the Borrower and (ii) the General Counsel or an Assistant General Counsel to the Borrower, substantially in the forms of Exhibit B-1 and B-2, hereto, respectively, and covering such additional matters relating to the transactions contemplated hereby as the Lenders may reasonably request;
(d)    receipt of a certificate signed by a principal financial or accounting officer of the Borrower, to the effect that (i) no Default or Event of Default has occurred and is continuing as of the Closing Date, (ii) since December 31, 2011, there has been no change or changes in the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower or its Subsidiaries, or in the facts and information regarding such entities which alone, or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (iii) the representations and warranties of the Borrower contained in Article IV hereof are true in all material respects as of the date hereof;
(e)    receipt of all documents which the Agent and the Lenders may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Agent and the Lenders, including without limitation a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents to which the Borrower is a party and certified copies of the following items: (i) the Borrower’s Restated Articles of Incorporation, (ii) the Borrower’s By-laws, (iii) a certificate of the Secretary of State of the State of South Carolina as to the existence of the Borrower as a South Carolina corporation, and (iv) the action taken by the Board of Directors of the Borrower authorizing the Borrower’s execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party;
(f)    receipt by the Agent of evidence that the Borrower shall have irrevocably terminated all commitments, or otherwise amended and restated any such commitment in its entirety in connection herewith, other than those commitments relating to the Existing Letters of Credit, which shall have been deemed issued pursuant to the terms hereof and those commitments under the Existing Credit Agreement that constitute Commitments under this Agreement, and indefeasibly paid in full all amounts due under the Existing Credit Agreement (or such amounts shall be deemed outstanding under this Agreement pursuant to Section 7.14 hereof);
(g)    receipt by the Agent (for its own account and the account of the Lenders, as applicable) of all fees required to be received in connection with this Agreement on or before such Closing Date;
(h)    receipt and satisfactory review by the Agent and the Lenders of such financial information regarding the Borrower and its subsidiaries as may be reasonably requested;
(i)    receipt of such other documents as the Agent and the Lenders may reasonably request;

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(j)    receipt by the Agent of a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed; and
(k)    receipt by the Agent of evidence satisfactory to the Agent that the Borrower has received all regulatory approvals required in connection with obtaining the refinancing provided for in this Agreement.
SECTION 3.02.    Conditions to All Borrowings.
The obligation of the Lenders to make Loans and the obligation of the Issuing Bank to issue any Letters of Credit, in each case on the occasion of each Borrowing are subject to the satisfaction of the following conditions:
(a)    receipt of a Notice of Borrowing (in the case of the making of Revolving Loans);
(b)    the fact that, immediately prior to and immediately after such Borrowing, no Default or Event of Default under this Agreement shall have occurred and be continuing;
(c)    the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement (other than with respect to Section 4.04(b) and Section 4.05) shall be true in all material respects as if made on and as of the date of such Borrowing; and
(d)    the fact that, immediately after such Borrowing the aggregate outstanding principal amount of the Loans together with the amount of all Letter of Credit Liabilities will not exceed the aggregate amount of the Commitments.
Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that:
SECTION 4.01.    Corporate Existence and Power.
The Borrower and each of its Material Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified to transact business in every other jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.02.    Corporate and Governmental Authorization; Contravention.

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The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents to which the Borrower is a party (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene or constitute a default under any provision of Applicable Law or regulation or of the Restated Articles of Incorporation or By-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens created under this Agreement, if any).
SECTION 4.03.    Binding Effect.
This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms and the Notes and the other Loan Documents to which the Borrower is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided that (a) the enforceability hereof and thereof may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws applicable to creditors’ rights or the collection of debtors’ obligations generally and (b) the availability of remedies may be limited by equitable principles of general applicability.
SECTION 4.04.    Financial Information.
(a)    The consolidated balance sheet of the Borrower and its Subsidiaries, as of December 31, 2011, and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche, LLP, copies of which have been delivered to the Lenders, and the unaudited condensed consolidated financial statements of the Borrower and its Subsidiaries, for the interim period ended June 30, 2012, copies of which have been delivered to the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Subsidiaries, as of such dates, and of its consolidated results of operations and cash flows, except that the interim financial statements are subject to customary year-end adjustments and have fewer footnotes than annual statements.
(b)    Since December 31, 2011, there has been no change in the business, financial position, results of operations or prospects of the Borrower or its Material Subsidiaries which, alone or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)    The Borrower has no material liabilities other than as set forth in the most recent financial statements provided to the Agent and the Lenders pursuant to Section 4.04(a) or 5.01(a) and (b) hereof.
SECTION 4.05.    Litigation.
Other than as disclosed in the Disclosure Documents, there are no actions, suits or administrative proceedings (including, without limitation, any Environmental Proceedings) pending against or naming the Borrower before any court or arbitrator or any governmental body, agency

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or official which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect (collectively, the actions, suits and proceedings set forth in the Disclosure Documents are referred to herein as the “Material Litigation”). As of the applicable date of filing, based upon the Borrower’s knowledge of the relevant facts and circumstances at the time of the filing, the facts set forth in the Disclosure Documents regarding the Material Litigation were true and correct in all material respects. The Borrower does not believe that (a) the resolution of any litigation listed in Schedule 4.05 could reasonably be expected to have a Material Adverse Effect or (b) the resolution of any litigation set forth in the Disclosure Documents could reasonably be expected to materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents. Notwithstanding anything in this Section 4.05 to the contrary, any reference in the Disclosure Documents to various other claims and litigation that are not specifically described therein are not excepted from the representation given in this Section 4.05.
SECTION 4.06.    Compliance with ERISA.
(a)    The Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;
(b)    Except where failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has been terminated, nor has any unpaid minimum required contributions (as defined in Section 430 of the Code) (without regard to any waiver granted under Section 430 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 430 of the Code or Section 303 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;
(c)    Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, or (C) failed to make a required contribution or payment to a Multiemployer Plan;

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(d)    No Termination Event has occurred or is reasonably expected to occur;
(e)    Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best of the knowledge of the Borrower, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.
SECTION 4.07.    Taxes.
There have been filed on behalf of the Borrower all material federal, state and local income, excise, property and other tax returns which are required to be filed by the Borrower except where the failure to file would not reasonably be expected to have a Material Adverse Effect. The Borrower has paid or will pay when due all taxes, assessments, governmental charges, claims except (x) liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by the Required Lenders through the Agent, the Borrower shall have set up reserves satisfactory to the Required Lenders or (y) where nonpayment could not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower have been closed through the Fiscal Year ended December 31, 2008.
SECTION 4.08.    Not an Investment Company.
The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or controlled by such a company.
SECTION 4.09.    Ownership of Property; Liens.
The Borrower has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.03 or created by this Agreement, if any.
SECTION 4.10.    No Default.
Neither the Borrower nor any of its Material Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.
SECTION 4.11.    Full Disclosure.
All information heretofore furnished by the Borrower to the Agent, the Issuing Bank and the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent, the Issuing Bank and the Lenders will be, as of the date furnished, for the purposes for which such information

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is given and read together with all other previously provided information, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Agent and the Lenders in writing any and all facts which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect (to the extent the Borrower can now reasonably foresee).
SECTION 4.12.    Environmental Matters.
(a)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, all properties now or in the past owned, leased or operated by the Borrower and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;
(b)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, to the knowledge of the Borrower and its Subsidiaries, the Borrower and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;
(c)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, neither the Borrower nor any Subsidiary thereof has received any written or verbal notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;
(d)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, to the knowledge of the Borrower and its Subsidiaries, Hazardous Materials have not been disposed of, on or transported to or from the properties now or in the past owned, leased or operated by the Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;
(e)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which

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the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary thereof or such properties or such operations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and
(f)    Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, there has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
SECTION 4.13.    Compliance with Laws.
The Borrower and each of its Material Subsidiaries are in compliance with all Applicable Laws (including OFAC and the Patriot Act), regulations and similar requirements of Governmental Authorities, except where the failure to be in compliance, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 4.14.    Margin Stock.
The Borrower will not apply the proceeds of any of the Loans, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock.
SECTION 4.15.    Purpose of Loans; Letters of Credit.
The Loans and the Letters of Credit will be used to refinance indebtedness of the Borrower and for general corporate purposes including, without limitation, commercial paper backup.
SECTION 4.16.    Solvency.
The Borrower is, and after the consummation of the transactions contemplated by this Agreement will be, Solvent.

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SECTION 4.17.    Insurance.
The Borrower maintains and shall cause each of its Material Subsidiaries to maintain with financially sound and reputable insurance companies or through self-insurance, insurance in at least such amounts with such deductibles or self-insurance retentions and against at least such risks (including on all of its Properties, general liability and worker’s compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business as the Borrower.
SECTION 4.18.    Labor Matters.
Except as could not reasonably be expected to have, alone or in the aggregate, a Material Adverse Effect:
(a)    there are no strikes or lockouts against the Borrower pending or, to the knowledge of the Borrower, threatened;
(b)    the hours worked by and payments made to employees of the Borrower have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters; and
(c)    all payments due from the Borrower, or for which any claim may be made against the Borrower, on account of wages and employee, health and welfare insurance and other benefits (attributable to any employee benefit plan (as defined in Section 3 of ERISA) or otherwise), have been paid or accrued as a liability on the books of the Borrower.
SECTION 4.19.    Amendments to Organizational Documents.
Neither the articles of incorporation nor bylaws of the Borrower have been amended, modified or changed since the Closing Date in any manner which could be reasonably expected to materially adversely affect the rights of the Lenders.
ARTICLE V
COVENANTS
The Borrower agrees that, so long as the Commitments hereunder shall remain outstanding or any amount payable under this Agreement remains unpaid:
SECTION 5.01.    Information.
The Borrower will deliver to the Agent, on behalf of the Lenders, and the Agent will promptly distribute to each Lender, copies of the following financial statements, reports, notices and information:
(a)    as soon as available and in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its subsidiaries required to be consolidated in accordance with GAAP as of the end of such Fiscal Year and the related consolidated statements

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of income or operations and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing, with such report to be free of exceptions and qualifications not reasonably acceptable to the Agent and the Lenders. The delivery by electronic mail or other form of electronic distribution reasonably satisfactory to the Agent of a Form 10-K as filed with the SEC within 120 days after the end of such Fiscal Year shall be deemed to satisfy the requirements contained in this Section 5.01(a);
(b)    as soon as available and in any event within 60 days after the end of each Fiscal Quarter (other than the last Fiscal Quarter of each Fiscal Year), a condensed consolidated balance sheet of the Borrower and its subsidiaries required to be consolidated in accordance with GAAP as of the end of such Fiscal Quarter and the related condensed consolidated statement of income or operations for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP (except that such statements contain fewer footnotes than the annual statements) and consistency (other than changes of accounting principles recorded in accordance with GAAP) by a Responsible Officer. The delivery by electronic mail or other form of electronic distribution reasonably satisfactory to the Agent of a Form 10-Q as filed with the SEC within 60 days after the end of such Fiscal Quarter shall be deemed to satisfy the requirements contained in this Section 5.01(b);
(c)    promptly after the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section 5.01, a certificate, substantially in the form of Exhibit E hereto, of a Responsible Officer (i) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (ii) demonstrating compliance with Section 5.16 as of the end of each Fiscal Quarter and setting forth the computations used by the Borrower in determining such compliance;
(d)    within five Business Days after the Borrower becomes aware of the occurrence of any Default or Event of Default, a certificate of a Responsible Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(e)    as soon as possible and in any event within 30 days after (i) the Borrower has been served with legal process in litigation of such a nature that the Borrower would be required to disclose such litigation in a Current Report on Form 8-K pursuant to the Exchange Act or (ii) the receipt of notice of a default by the Borrower that could reasonably be expected to have a Material Adverse Effect, notice of such litigation or notice of such default describing the factual basis alleged to underlie such litigation or asserted in such notice of default and a brief statement of the Borrower’s proposed actions in connection therewith;
(f)    Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Agent promptly (and in any event within ten Business Days) of any of the following: (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along

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with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reasonably should have known that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;
(g)    promptly, upon each request, information identifying the Borrower as a Lender may request in order to comply with the Patriot Act;
(h)    from time to time such additional information regarding the financial position or business of the Borrower as the Agent and the Lenders may reasonably request; and
(i)    promptly, upon any change in the Borrower’s Debt Rating, a certificate stating that the Borrower’s Debt Rating has changed and that the new Debt Rating is in place.
Documents required to be delivered pursuant to this Section may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet (www.scana.com) (it being understood that the posting of the information required in clauses (a), (b) and (e) of this Section 5.01 on the Borrower’s website (www.scana.com) shall be deemed to be effective delivery to the Lenders) or (ii) on which such documents are delivered to the Agent for posting on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent). The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Agent and/or the Arranger will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Informational Materials”) by posting the Informational Materials on SyndTrak Online or another similar electronic means (collectively, the “Electronic Means”) and (b) certain Lenders (“Public Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower or its affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. Lenders will assume that all Informational Materials, other than publicly available Informational Materials filed pursuant to the Exchange Act or posted on Borrower’s website, include MNPI. The Borrower hereby agrees that in the event any Informational Materials will not contain MNPI, Borrower will notify Agent in writing (except with respect to Informational Materials filed pursuant to the Exchange Act, or posted on Borrower’s website, which shall be deemed public) and the Borrower shall be deemed to have authorized the Agent, the Issuing Bank and the Lenders to treat such Informational Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and

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state securities laws (provided, however, that to the extent such Informational Materials constitute Information, such Information shall be treated as set forth in Section 7.07 hereof).
SECTION 5.02.    Inspection of Property, Books and Records.
The Borrower will (i) keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP and (ii) permit representatives of the Agent at the Lenders’ expense so long as no Default or Event of Default has occurred and is continuing and at the Borrower’s expense following the occurrence of a Default or Event of Default, to visit and inspect any of its Properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants; provided, however, that so long as no Default or Event of Default has occurred and is continuing, an officer or authorized agent of the Borrower is (at the option of the Borrower) present during any such discussions with employees or accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.
SECTION 5.03.    Restrictions on Liens.
The Borrower shall not incur any Debt secured by any Lien, or suffer to exist any Lien securing Debt, upon or with respect to its Properties or assets, whether now owned or hereafter acquired, without effectively providing that the Loans then outstanding and thereafter created (together with any other Debt or obligations then existing and any other indebtedness or obligation thereafter created ranking equally with the Loans then existing or thereafter created which is not subordinated to the Loans) shall be secured equally and ratably with (or prior to) such Debt or obligations so long as such Debt or obligation is so secured, except that the foregoing provision shall not apply to:
(a)    Debt as described in Sections 1009 (a) through (m) of that certain Indenture, dated as of November 1, 1989, from the Borrower to The Bank of New York Mellon Trust Company, N.A., as amended of supplemented in accordance with its terms; and
(b)    Liens on property, in addition to those otherwise permitted by clause (a) above, securing directly or indirectly, Debt which does not exceed, in the aggregate at any one time outstanding, 5% of Total Assets.
SECTION 5.04.    Maintenance of Existence.
The Borrower will do all things necessary to preserve and keep in full force and effect its existence and rights, franchises and authority (except such rights, franchises and authority that are no longer desirable or necessary in the judgment of the Borrower in the conduct of its operations).

SECTION 5.05.    Dissolution.
The Borrower shall not suffer or permit dissolution or liquidation either in whole or in part.

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SECTION 5.06.    Consolidations, Mergers and Sales of Assets.
(a)    The Borrower will not consolidate or merge with or into any other Person; provided that the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing.
(b)    Unless otherwise required by law, the Borrower will not convey, sell, lease, transfer or otherwise dispose of during the term of this Agreement (a) assets, businesses or operations with an aggregate net book value in excess of fifteen percent (15%) of Total Assets, as calculated as of the end of the most recent fiscal quarter (other than conveyances, sales, leases, transfers and other dispositions in the ordinary course of business), or (b) any shares of Voting Stock of South Carolina Electric & Gas Company.

SECTION 5.07.    Use of Proceeds.
No portion of the proceeds of the Loans or Letters of Credit will be used by the Borrower (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or (iii) for any purpose in violation of any Applicable Law or regulation. The proceeds of the Loans and Letters of Credit will be used solely for the purposes provided in Section 4.15.
SECTION 5.08.    Compliance with Laws; Contracts; Payment of Taxes.
The Borrower will and will cause each of its Material Subsidiaries to comply with all Applicable Laws (including but not limited to ERISA, Environmental Requirements, OFAC and the Patriot Act), material contractual obligations, regulations and similar requirements of governmental authorities (including but not limited to the PBGC), except (a) where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or (b) where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will and will cause each of its Material Subsidiaries to pay when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the Property of the Borrower or any of its Material Subsidiaries except (x) liabilities being contested in good faith by appropriate proceedings diligently pursued and against which, if requested by any Lender, the Borrower or such Material Subsidiary shall have set up reserves satisfactory to such Lender or (y) where nonpayment could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.09.    Insurance.
The Borrower will and will cause each of its Material Subsidiaries to at all times maintain in full force and effect, with financially sound and reputable insurance companies or through self-

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insurance (including workers’ compensation insurance and general liability insurance), insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.
SECTION 5.10.    Change in Fiscal Year.
The Borrower will not change its Fiscal Year from year ending December 31 without the consent of the Required Lenders unless such change would not be materially adverse to the interests of the Lenders.
SECTION 5.11.    Maintenance of Property.
The Borrower will and will cause each of its Material Subsidiaries to generally maintain its properties in good condition and not waste or otherwise permit such properties (except such properties that are no longer desirable or necessary in the judgment of the Borrower in the conduct of its operations) to deteriorate, reasonable wear and tear excepted, except where the failure to so maintain such properties could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.12.    Environmental Notices.
The Borrower shall furnish to the Agent, on behalf of the Lenders prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or, to the extent the Borrower has actual notice thereof, any adjacent property, and all facts, events or conditions that could lead to any of the foregoing; provided that the Borrower shall not be required to give such notice unless it reasonably believes that any of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
SECTION 5.13.    Environmental Matters.
Except where it could not reasonably be expected to have a Material Adverse Effect, the Borrower will not use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials other than as disclosed to the Lenders in writing at or prior to the Closing Date except for (i) Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of or managed in the ordinary course of business in material compliance with all applicable Environmental Requirements or (ii) other Hazardous Materials the unlawful handling, discharge or disposal of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.14.    Environmental Release.
Upon becoming aware of the occurrence of an Environmental Release that could reasonably be expected to have a Material Adverse Effect, the Borrower will promptly investigate the extent of, and take appropriate remedial action in a timely manner to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

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SECTION 5.15.    Restrictive Agreements.
The Borrower shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit any agreement or other contractual arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to declare or pay dividends or make other distributions with respect to any of its equity interests or to make or repay loans or advances to the Borrower and such prohibition, restriction or condition could reasonably be expected to materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents.
SECTION 5.16.    Adjusted Debt to Total Capitalization.
The Borrower will maintain at all times a ratio of consolidated Adjusted Debt to consolidated Total Capitalization of not more than .70 to 1.00.
SECTION 5.17.    Transactions with Affiliates.
The Borrower will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm’s-length transaction with a Person other than an Affiliate, except to the extent that the terms and consideration of any such transaction are mandated, limited or otherwise subject to conditions imposed by any Governmental Authority; provided, however, that this Section 5.17 shall not prohibit or restrict (i) transactions that provide for the purchase or sale of property or services at cost that are entered into with any service company that is a Subsidiary of the Borrower, (ii) investments pursuant to cash management and money pool arrangements among the Borrower and its Subsidiaries (consistent with past practices and subject to compliance with record-keeping arrangements sufficient to allow at any time the identification of cash to owners thereof at such time (it being understood that compliance with Federal Energy Regulatory Commission or other applicable regulatory requirements to such effect shall be deemed sufficient)), (iii) letters of credit and guaranties in favor of wholly-owned Subsidiaries of the Borrower in accordance with customary practices and (iv) investments in wholly-owned Subsidiaries of the Borrower made after the date hereof, not otherwise described in (i) – (iii) above, in an aggregate annual amount not to exceed $750,000,000.
SECTION 5.18.    Maintenance of Licenses, Permits and Registrations.
The Borrower shall maintain in effect at all times all licenses and permits from, and registrations with, any Governmental Authority or any other Person necessary for the operation by the Borrower of its business as then conducted, except where the failure to so maintain such licenses and permits could not reasonably be expected to have a Material Adverse Effect.
SECTION 5.19.    OFAC/Patriot Act.
None of the Borrower, any Subsidiary, or any Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person

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resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person. The Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Patriot Act”), they are required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the Patriot Act.
SECTION 5.20.    Compliance with ERISA.
The Borrower shall, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code.
ARTICLE VI
DEFAULTS
SECTION 6.01.    Events of Default.
If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing:
(a)    the Borrower shall: (i) default in the payment when due of any principal of any of the Loans or any Reimbursement Obligation; or (ii) default, and such default shall continue for three Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith or therewith; or
(b)    the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.01(d), 5.03, 5.04, 5.05, 5.06, 5.07, 5.15, 5.16 or 5.17; or
(c)    the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by subsections (a) or (b) of this Section 6.01) for 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent or any Lender or (ii) any officer of the Borrower otherwise becomes aware of such failure; or

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(d)    any representation, warranty, certification or statement made or deemed made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or
(e)    the Borrower or any of its Material Subsidiaries shall fail to make any payment in respect of Debt outstanding (other than the Loans and Reimbursement Obligations) in an aggregate principal amount (individually or in the aggregate) in excess of $50,000,000 when due or within an applicable grace period; or
(f)    any event or condition shall occur (other than in connection with (i) sinking fund or other purchases or redemptions of the Borrower’s preferred stock or secured Debt undertaken pursuant to the terms of the governing instruments or at the election of the Borrower, (ii) mandatory or optional tenders of letter of credit-backed tax-exempt bonds, including, without limitation, those certain $36,400,000 South Carolina Jobs-Economic Development Authority Industrial Revenue Bonds (South Carolina Generating Company, Inc. Project) Series 2008 (the “Gen. Co. Bonds”) and those certain $35,000,000 South Carolina Jobs-Economic Development Authority Industrial Revenue Bonds (South Carolina Electric & Gas Company Project) Series 2008 (the “SCE&G Bonds”, together with the Gen. Co. Bonds, the “Bonds”) and (iii) required purchases of loans to the SCE&G Nuclear Decomissioning Trust (or similar single purpose entity reasonably acceptable to Agent) (the “NDT Loan”); provided, in the case of (ii) and (iii) no “default” or “event of default” has occurred and is continuing under the related letter of credit, loan agreements, reimbursement agreements, trust documents or similar related agreements related to such bonds or the NDT Loan) which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount in excess of $50,000,000 (individually or in the aggregate) of the Borrower or any of its Material Subsidiaries or the obligation to purchase such Debt by the Borrower (or its designee) or any of its Material Subsidiaries prior to the scheduled maturity thereof or enables the holders of such Debt or any Person acting on such holders’ behalf to accelerate the maturity thereof or to require the purchase thereof by the Borrower (or its designee) or any of its Material Subsidiaries prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or
(g)    the Borrower or any of its Material Subsidiaries shall default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party, if such default could reasonably be expected to have a Material Adverse Effect; or
(h)    loss or failure by the Borrower to obtain or maintain any necessary material public utility or other material license, permit or authorization; or
(i)    the Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it,

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or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
(j)    an involuntary case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or
(k)    the occurrence of a Termination Event; or
(l)    one or more judgments, orders, or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving a liability of $50,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (B) 60 days; provided that if such judgment, order or decree provides for periodic payments over time then the Borrower or any of its Material Subsidiaries, as applicable, shall have a grace period of 30 days with respect to each such periodic payment and (ii) have been the subject of any enforcement proceeding commenced by any creditor for a period of at least five Business Days; or
(m)    a federal tax lien relating to an amount in excess of $25,000,000 shall be filed against the Borrower or any of its Subsidiaries under Section 6323 of the Code shall be filed against the Borrower or any of its Subsidiaries and such lien shall remain undischarged for a period of 45 days after the date of filing; or
(n)    all or a substantial part of the Properties of the Borrower or any of its Material Subsidiaries shall be condemned, seized or appropriated; or
(o)    any of the Loan Documents shall fail to be in full force and effect in any material respect or the Borrower shall so assert in writing or any of the Loan Documents shall fail to give the Agent, the Issuing Bank or the Lenders the material rights, powers, liens and privileges purported to be created thereby; or
(p)    there shall occur a Change of Control of the Borrower.
then, and in every such event, the Agent, on behalf of the Lenders may, and at the request of the Required Lenders, shall (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 6.02 and (3) all of the other amounts owed to the Lenders,

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the Issuing Bank and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the Swingline Commitment, the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder; provided that if any Event of Default specified in subsection (i) or (j) of this Section 6.01 occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent, the Issuing Bank or any Lender, the Commitment, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Issuing Bank to issue Letters of Credit hereunder shall thereupon automatically terminate and (i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 6.02 and (iii) all other amounts owed to the Lenders, the Swingline Lender, the Issuing Bank and the Agent under this Agreement, the Notes or any of the other Loan Documents shall automatically become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 6.02.    Collateral Account.
(a)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other obligations hereunder, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.

(b)    Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Issuing Bank and the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)    If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower, the Issuing Bank and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.

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(d)    If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the obligations of the Borrower hereunder.

(e)    So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities at such time.

(f)    The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.

ARTICLE VII
MISCELLANEOUS
SECTION 7.01.    Notices.
All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or telecopy number set forth on Schedule 1 hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopy number specified as provided in this Section and the confirmation of delivery is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified as provided in this Section; provided that Notices of Borrowings to the Agent under Article II shall not be effective until received. Notwithstanding anything herein to the contrary, notices required to be delivered by the Borrower to the Agent pursuant to Sections 2.02 and 2.04 hereof relating to Notice of Borrowing and Notice of Swingline Borrowing or pursuant to Section 5.01 hereof relating to Informational Materials that are not MNPI shall be deemed effective if delivered by electronic transmission upon the Borrower’s receipt of an acknowledgement from the Agent (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is sent during hours that are not normal business hours of the Agent, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the Agent.

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SECTION 7.02.    No Waivers.
No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 7.03.    Expenses; Documentary Taxes; Indemnification.
(a)    The Borrower shall pay (i) all out-of-pocket expenses of the Agent, BANA, MS and the Arrangers (including reasonable fees and disbursements of one law firm serving as special counsel for the Agent) in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default hereunder or thereunder and all costs and expenses of the Agent in connection with the use of Intralinks Inc., Syndtrak or other similar information transmission systems in connection with the Loan Documents and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each of the Lenders, including reasonable fees and disbursements of counsel of the Agent and each Lender, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents.
(b)    The Borrower shall indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents (other than any Assignment and Assumption); provided that no assignee shall be entitled to receive any greater payment under this subsection (b) than the related transferor Lender would have been entitled to receive.
(c)    The Borrower shall indemnify the Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary thereof, or any Environmental Claim

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related in any way to the Borrower or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything to the contrary in the foregoing, in the case of fees, charges and disbursements of counsel, the Borrower’s obligations shall be limited to the reasonable fees, disbursement and other charges of one counsel for the Lenders as a group and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Lenders as a group, and, in the in the case of an actual or reasonably perceived conflict of interest, where one or more of Lenders affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person.
(d)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Section 7.03 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.
SECTION 7.04.    Amendments, Waivers and Consents.
Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower;

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provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender directly and adversely affected thereby:
(i)    extend the final maturity of any Revolving Loan, or any portion thereof, or extend the expiration date of any Letter of Credit beyond the Termination Date;
(ii)    reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereof or fees hereunder;
(iii)    reduce or waive the principal amount of any Loan or any Reimbursement Obligation;
(iv)    increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);
(v)    release the Borrower from its obligations under the Loan Documents;
(vi)    reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;
(vii)    consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Loan Documents except as permitted thereby; or
(viii)    amend, modify or waive any provision of (a) this Section 7.04, Section 7.05, Section 2.21, Section 2.22 or Section 2.24 without the consent of each Lender directly and adversely affected thereby or (b) the definition of “Defaulting Lender.”
No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.04 or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Any amendment, waiver or consent relating to Section 2.05 or the obligations of the Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Issuing Bank. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
SECTION 7.05.    Benefit of Agreement.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns

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permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.

A.
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

B.
in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day;

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

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(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

A.
the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five Business Days after having received notice thereof;

B.
the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

C.
the consents of the Issuing Bank and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Credit Facility.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $4,000 for each assignment (provided, that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the

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benefits of Sections 2.16, 2.17, 2.19 and 7.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c)    Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, Issuing Bank, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 7.04 that directly affects such Participant and could not be affected by a vote of the Required Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.20 as though it were a Lender, provided such Participant agrees to be subject to Section 2.22 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that

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such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16 as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 7.06.    Nonliability of Agent and Lenders.
The relationship between the Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower or any Subsidiary. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates' understanding, that (a) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agent and the Lenders, on the other hand; (b) neither the Agent nor any Lender has assumed or will assume any advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading hereto (irrespective of whether the Agent, any Lender or any of their respective Affiliates has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent nor any Lender has any obligation to disclose any of such interests

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by virtue of any advisory, agency or fiduciary relationship.
SECTION 7.07.    Confidentiality.
Each of the Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall have expressly agreed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to governmental regulatory authorities in connection with any regulatory examination of the Agent or any Lender or in accordance with the Agent’s or any Lender’s regulatory compliance policy if the Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Agent or such Lender or any of its subsidiaries or affiliates; provided that if permitted by applicable law or regulation, the Borrower is given notice prior to such disclosure (other than routine regulatory requests) and is given an opportunity to obtain a protective order. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary thereof; provided that, in the case of information received from the Borrower or any Subsidiary thereof after the date hereof, such information is assumed to be confidential unless clearly identified at the time of delivery as public. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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SECTION 7.08.    Representation by the Lender.
Each Lender hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 7.05 of this Agreement, the disposition of the Notes or an interest in this Agreement held by such Lender shall at all times be within its exclusive control.
SECTION 7.09.    Governing Law.
This Agreement and each of the other Loan Documents shall be construed in accordance with and governed by the law of the State of South Carolina.
SECTION 7.10.    Consent to Jurisdiction; Waiver of Jury Trial.
(a)    The Borrower (i) submits to personal jurisdiction in the State of South Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents and (ii) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of South Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents. Nothing herein contained, however, shall prevent any Lender from bringing any action or exercising any rights against any security and against the Borrower personally or against any assets of the Borrower, within any other state or jurisdiction.
(b)    THE AGENT, THE ISSUING BANK, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE ISSUING BANK, THE LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE ISSUING BANK AND THE LENDERS ENTERING INTO THIS AGREEMENT.
SECTION 7.11.    Interpretation.
No provision of this Agreement or any other Loan Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.
SECTION 7.12.    Counterparts.
This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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SECTION 7.13.    Entire Agreement.
This Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and thereto in respect of the transactions contemplated hereby and thereby and supersede all prior negotiations, understandings and agreements between such parties or any of them in respect of such transactions.
SECTION 7.14.    Amendment and Restatement; No Novation.
This Agreement constitutes an amendment, extension and restatement of the Existing Credit Agreement, as amended, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders, Issuing Bank, Swingline Lender or the Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement, as amended, shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrower outstanding as of such date under the Existing Credit Agreement, as amended, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitments of the Lenders hereunder.
ARTICLE VIII
AGENCY PROVISIONS
SECTION 8.01.    Appointment.
Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints Wells to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.
SECTION 8.02.    Rights as a Lender.
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

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SECTION 8.03.    Exculpatory Provisions.
The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and
(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.04) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by, the Borrower, a Lender or the Issuing Bank.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
SECTION 8.04.    Reliance by the Agent.
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have

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been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance or deemed issuance, as applicable, of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance or deemed issuance, as applicable, of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.    Delegation of Duties.
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Agent.
SECTION 8.06.    Resignation and Termination of Agent.
(a)    The Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other

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Loan Documents, the provisions of this Article and Section 7.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(b)    Any resignation by Wells as Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, (b) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
(c)    The Agent may be removed as administrative agent by all of the Lenders (other than the Lender then acting as Agent) and the Borrower upon 30 days' prior written notice if the Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence or willful misconduct in the course of performing its duties hereunder or (ii) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
SECTION 8.07.    Non-Reliance on Agent and Other Lenders.
Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 8.08.    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent, a Lender or the Issuing Bank hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SCANA CORPORATION

By: /s/Mark R. Cannon
Name: Mark R. Cannon
Title: Treasurer

Signature Page
to
SCANA Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Issuing Bank, Swingline Lender, Agent and a Lender

By: /s/Sara Olesen
Name:    Sara Olesen
Title:    Assistant Vice President

Signature Page
to
SCANA Credit Agreement

BANK OF AMERICA, N.A., as a Syndication Agent and a Lender

By: /s/Stephanie Pendleton
Name:     Stephanie Pendleton
Title:     Senior Vice President

Signature Page
to
SCANA Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Syndication Agent

By: /s/Lisa Kopff
Name:    Lisa Kopff
Title:    Authorized Signatory

Signature Page
to
SCANA Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/Lisa Kopff
Name:    Lisa Kopff
Title:    Authorized Signatory

Signature Page
to
SCANA Credit Agreement

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/Henry B. Armstrong
Name:    Henry B. Armstrong
Title:    Senior Vice President

Signature Page
to
SCANA Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/Mikhail Faybusovich
Name:    Mikhail Faybusovich
Title:    Director

By: /s/Vipul Dhadda
Name:    Vipul Dhadda
Title:    Associate

Signature Page
to
SCANA Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Documentation Agent and a Lender

By: /s/Helen D. Davis
Name:     Helen D. Davis
Title:     Vice President

Signature Page
to
SCANA Credit Agreement

MIZUHO CORPORATE BANK, LTD., as a Documentation Agent and a Lender

By: /s/Leon Mo
Name:    Leon Mo
Title:    Authorized Signatory

Signature Page
to
SCANA Credit Agreement

TD BANK N.A., as a Documentation Agent and a Lender

By: /s/Todd Antico
Name:    Todd Antico
Title:     Senior Vice President

Signature Page
to
SCANA Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By: /s/Irja R. Otsa
Name:    Irja R. Otsa
Title:    Associate Director

By: /s/David Urban
Name:    David Urban
Title: Associate Director

Signature Page
to
SCANA Credit Agreement

UNION BANK, N.A., as a Lender

By: /s/Louise Leef
Name:    Louise Leef
Title: Vice President

Signature Page
to
SCANA Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/Paul Vastola
Name:    Paul Vastola
Title:    SVP

Signature Page
to
SCANA Credit Agreement

NBSC, A DIVISION OF SYNOVUS BANK, as a Lender

By: /s/Michael Sawicki
Name:    Michael Sawicki
Title:    SRM

Signature Page
to
SCANA Credit Agreement

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/Jamie M. Swisher
Name:    Jamie M. Swisher
Title:    Vice President

Signature Page
to
SCANA Credit Agreement

Schedule 1

SCANA CORPORATION
COMMITMENTS OF THE LENDERS
(INCLUDING PRO RATA PERCENTAGE OF EACH)

LENDING/LIBOR OFFICE
Wells Fargo Bank, National Association
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services
Telephone: 704-590-2735
Facsimile: 704-715-0017
Email: Chanue.Michael@wachovia.com
with a copy of Notices to:
Utilities & Power Corporate Banking
301 S. College Street
D1053-151, TW-15
Charlotte, North Carolina 28288
Attn: Shawn Young
Telephone: 704-715-1707
Facsimile: 704-383-6647
Email: shawn.young@wachovia.com

Commitment $32,083,333.33	Pro Rata Share 10.69%
LENDING/LIBOR OFFICE
Bank of America, N.A.
Brian Hungerford
101 North Main Street
7th Floor
Greenville, SC 29601
Telephone: 864-370-6739
Facsimile: 864-370-6741
Email: brian.l.hungerford@baml.com
with a copy of Notices to:
Debbie Tyson
P. O. Box 448
SC3-240-03-07
Columbia, SC 29202
Telephone: 803-255-7466
Facsimile: 803-255-7480
Email: debbie.s.tyson@bankofamerica.com

Commitment $32,083,333.33	Pro Rata Share 10.69%
LENDING/LIBOR OFFICE
Morgan Stanley Bank, N.A.
Morgan Stanley Loan Servicing
1300 Thames Street Wharf, 4th floor
Baltimore, MD  21231
Telephone: 443-627-4355
Facsimile: 718-233-2140
Email: msloanservicing@morganstanley.com

Commitment $32,083,333.33	Pro Rata Share 10.69%

Schedule I
LEGAL02/33546501v8

LENDING/LIBOR OFFICE
Credit Suisse AG, Cayman Islands Branch
Courtney Blue
7033 Louis Stephens Drive
Research Triangle Park, NC 27709
Telephone: 919-994-6396
Email: courtney.blue@credit-suisse.com
with a copy of Notices to:
Jill Hogan
Eleven Madison Avenue
New York, NY 10010
Telephone: 212-325-9092
Facsimile: 212-743-1860
Email: corpbanking.tmg@credit-suisse.com

Commitment $26,666,666.67	Pro Rata Share 8.89%
LENDING/LIBOR OFFICE
JPMorgan Chase Bank, N.A.
10 S. Dearborn, 9th Floor
Mail Code: IL1 – 0090
Chicago, IL 60603
Attention: Helen D Davis
Telephone: 312-732-1759
Facsimile: 312-732-1763
Email: helen.d.davis@jpmorgan.com
with a copy of Notices to:
10 S. Dearborn, 9th Floor
Mail Code:  IL1-0874
Chicago, IL 60603
Attention: Lisa Tverdek
Telephone: 312-325-3150
Facsimile: 312-325-3238
Email: lisa.tverdek@jpmorgan.com

Commitment $26,666,666.67	Pro Rata Share 8.89%
LENDING/LIBOR OFFICE
Mizuho Corporate Bank, Ltd.
Adam S. Cohen
1251 Avenue of the Americas
New York, NY 10020
Telephone: 212-282-3568
Facsimile:    212-282-4488
Email: adam.cohen@mizuhocbus.com
with a copy of Notices to:
Nelson Chang
1251 Avenue of the Americas
New York, NY 10020-1104
Telephone: 212-282-3465
Facsimile: 212-282-4488
Email: nelson.chang@mizuhocbus.com

Commitment $26,666,666.67	Pro Rata Share 8.89%

Schedule I

LENDING/LIBOR OFFICE
TD Bank N.A.
Gary R. Martz
2005 Market Street, 2nd Floor
Philadelphia, Pennsylvania 19103
Telephone: 215-282-2799
Facsimile: 215-282-2476
Email: gary.martz@yesbank.com
with a copy of Notices to:
V. Shannon Batchman
31 West 52nd Street
New York, NY 10019
Telephone: 646-652-1406
Facsimile: 212-308-0486
Email: Shannon.Batchman@td.com

	Commitment $26,666,666.67	Pro Rata Share 8.89%
LENDING/LIBOR OFFICE UBS Loan Finance LLC Ray Ciraco 677 Washington Boulevard Stamford, CT 06901 Telephone: 203-719-3571 Facsimile: 203-719-3888 Email: ray.ciraco@ubs.com	Commitment $26,666,666.67	Pro Rata Share 8.89%
LENDING/LIBOR OFFICE
Branch Banking and Trust Company
Henry B. Armstrong, Jr.
1901 Assembly Street
Columbia, SC 29201
Telephone: 803-251-1392
Facsimile: 803-251-1776
Email: harmstrong@bbandt.com
with a copy of Notices to:
Sonya Davis
1901 Assembly Street
Columbia, SC 29201
Telephone: 803-251-1376
Facsimile: 803-251-1776
Email: sonya.davis@bbandt.com

	Commitment $18,750,000.00	Pro Rata Share 6.25%
LENDING/LIBOR OFFICE
Union Bank, N.A.
Louise Pesce, SVP
445 S. Figueroa Street, 15th Floor
Los Angeles, CA 90071
Telephone: 213-236-6818
Facsimile: 213-236-4096
Email: louise.pesce@unionbank.com
with a copy of Notices to:
Commercial Loan Operations
Attn: Maria Suncin
1980 Saturn St.
Monterey Park, CA 91754
Telephone: 323-720-2870
Facsimile: 800-446-9951 or 323-724-6198
Email: #clo synd@unionbank.com
	Commitment $18,750,000.00	Pro Rata Share 6.25%

Schedule I

LENDING/LIBOR OFFICE
U.S. Bank National Association
James O'Shaughnessy
461 Fifth Avenue
New York, New York 10017
Telephone: 917-326-3924
Facsimile: 646-935-4533
Email: james.oshaughnessy@usbank.com
with a copy of Notices to:
Yvonne Brenne
800 Nicollet Mall
Minneapolis, Minnesota 55402
Telephone: 612-303-3763
Facsimile: 612-303-2265
Email: yvonne.brenne@usbank.com

Commitment $18,750,000.00	Pro Rata Share 6.25%
LENDING/LIBOR OFFICE
NBSC, a division of Synovus Bank
Jessie Ford
1221 Main Street, 12th Floor
Columbia, SC 29223
Telephone: 803-929-2004
Email: JessieFord@bankNBSC.com
with a copy of Notices to:
Terry Herron
5100 Lavista Road
Tucker, GA 30084
Telephone: 678-578-1913
Facsimile: 707-270-9132
Email: TerryHerron@synovus.com

Commitment $10,000,000.00	Pro Rata Share 3.33%
LENDING/LIBOR OFFICE
First Tennessee Bank National Association
Helen C. Lowder
2000 W. First Street, Suite 100
Winston-Salem, NC 27104
Telephone: 336-725-3156
Facsimile: 336-703-9784
Email: hclowder@ftb.com
with a copy of Notices to:
Terence J. Dolch
5821 Fairview Rd., Suite 320
Charlotte, NC 28209
Telephone: 704-554-4370
Facsimile: (704) 554-4735
Email: TJDolch@ftb.com

Commitment $4,166,666.66	Pro Rata Share 1.39%

Schedule I

NOTICE TO BORROWER:
100 SCANA Parkway
Cayce, South Carolina 29033
Attention: Mark Cannon
Telephone: 803-217-7838
Facsimile: 803-933-7037

Schedule I

Schedule 2

Existing LOC #	Issue Date	Beneficiary	Stated Amount	Expiration Date
SM233707W	January 2, 2009	Atlanta Gas Light Company as the Administrator for the Benefit of the Natural Gas Marketer True-Up Escrow Fund	$3,000,000	January 2, 2013

Schedule 2
LEGAL02/33546501v8

Schedule 4.05

CERTAIN LITIGATION FROM DISCLOSURE DOCUMENTS

NONE.

Schedule 4.05
LEGAL02/33546501v8

EXHIBIT A
FORM OF
REVOLVING NOTE

Cayce, South Carolina    October [__], 2012

For value received, SCANA CORPORATION, a South Carolina corporation (the “Borrower”), promises to pay to the order of ___________________________ (the “Lender”), for the account of its Lending Office, the principal sum of __________________ Dollars ($_________), or such lesser amount as shall equal the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Following the occurrence of an Event of Default, principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the Lending Office of the Agent (as defined below), for the benefit of the Lender, at MAC D 1109-019 1525 West W.T. Harris Blvd. Charlotte, North Carolina 28262, as set forth in the Credit Agreement.
All Loans made by the Lender, the length of the respective Interest Periods, if any, and the effective interest rates from time to time applicable thereto and all prepayments of the principal thereof and whether such Loans are Alternate Base Rate Loans or LIBOR Rate Loans shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Lender to make, or any error of the Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This Revolving Note is one of the Notes referred to in the Amended and Restated Five-Year Credit Agreement (as the same may be amended from time to time, the “Credit Agreement”) dated as of October 25, 2012 among the Borrower, the lenders party thereto (including the Lender), Wells Fargo Bank, National Association, as Swingline Lender, Issuing Bank and administrative agent (in such capacity, the “Agent”), Bank of America, N.A. and Morgan Stanley Senior Financing, Inc., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.
The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

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LEGAL02/33546501v8

The Borrower agrees, in the event that this Revolving Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees, to the extent expressly provided for in the Credit Agreement.
This Revolving Note shall be construed in accordance with and governed by the laws of the State of South Carolina.
IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.
SCANA CORPORATION

By:
Name:
Title:

(SEAL)

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LEGAL02/33546501v8

Revolving Note (cont’d)
LOANS AND PREPAYMENTS OF PRINCIPAL

Date	Type of Loan	Interest Rate	Amount of Loan	Amount of Principal Prepaid	Length of Interest Period	Notation Made By

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LEGAL02/33546501v8

EXHIBIT B-1

FORM OF OPINION OF COUNSEL TO THE BORROWER

[ATTACHED]

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LEGAL02/33546501v8

EXHIBIT B-2

FORM OF OPINION OF GENERAL COUNSEL TO THE BORROWER

[ATTACHED]

B-2-#PageNum#
LEGAL02/33546501v8

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each] Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each an “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignees hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:    [INSERT NAME OF ASSIGNOR]

2.    Assignee(s):    See Schedules attached hereto

3.    Borrower:    SCANA Corporation

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LEGAL02/33546501v8

4.	Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Amended and Restated Five-Year Credit Agreement dated as of October 25, 2012 among SCANA Corporation, as Borrower, the Lenders parties thereto, as Lenders, and Wells Fargo Bank, National Association, as Issuing Bank, Swingline Lender and Agent and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. as Co-Syndication Agents and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest: See Schedules attached hereto

[7.    Trade Date:        ______________]1

[Remainder of Page Intentionally Left Blank]

1To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

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LEGAL02/33546501v8

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEES

See Schedules attached hereto

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LEGAL02/33546501v8

[Consented to and]2 Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By_________________________________
Title:

[Consented to:]3

[BORROWER]

By________________________________
Title:

2To be added only if the consent of the Agent and/or the Swingline Lender and Issuing Bank is required by the terms of the Credit Agreement.
3To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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LEGAL02/33546501v8

SCHEDULE 1
To Assignment and Assumption

By its execution of this Schedule, the Assignee agrees to the terms set forth in the attached Assignment and Assumption.

Assigned Interests:

Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]
[and is an Affiliate/Approved Fund of [identify Lender]]

By:______________________________
Title:

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LEGAL02/33546501v8

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 7.05(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 7.05(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the] [any] the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all

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of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of South Carolina.

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LEGAL02/33546501v8

EXHIBIT D-1

FORM OF NOTICE OF BORROWING

October [__], 2012

This Notice of Borrowing is given under and pursuant to Section 2.02 of the Amended and Restated Five-Year Credit Agreement (as amended from time to time, the “Credit Agreement”) dated as of October 25, 2012, among SCANA CORPORATION, the Lenders identified therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, Issuing Bank and administrative agent (in such capacity, the “Agent”), Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

A.	The date of the Borrowing in connection with which this Notice of Borrowing is given shall be ______________________________.

B.	The Type of Revolving Loan _______________________.

C.	The aggregate amount of such Borrowing shall be $___________________.

D.	In the case of a Borrowing comprising LIBOR Rate Loans the initial Interest Period is: [1, 2, 3 or 6] months.

E.
The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such Borrowing and after giving effect to the application, directly or indirectly, of the proceeds of such Borrowing):

(g)    no Default or Event of Default has occurred and is continuing; and
(h)    the representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than with respect to Section 4.04(b) and Section 4.05) are true and correct in all material respects as if made on and as of the date of such Borrowing.
The Borrower has caused this Notice of Borrowing to be executed and delivered and the certification and warranties contained herein to be made by its duly authorized officer this _______ day of ________________________, 20___.
SCANA CORPORATION

By:
Title:

D-1-#PageNum#
LEGAL02/33546501v8

EXHIBIT D-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Wells Fargo Bank, National Association,
as Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 2.19 of the Amended and Restated Five-Year Credit Agreement dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SCANA Corporation, a South Carolina corporation (the “Borrower”), the lenders identified therein, and Wells Fargo Bank, National Association, as Agent, Swingline Lender and Issuing Bank, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc. as Co-Syndication Agents and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents.

1.    The Loan to which this Notice relates is a Revolving Loan.

2.    This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

□     Converting all or a portion of an Alternate Base Rate Loan into a LIBOR Rate Loan

(a)    The aggregate outstanding principal balance of such Loan is $_______________.

(b)    The principal amount of such Loan to be converted is $_______________.

(c)    The requested effective date of the conversion of such Loan is _______________.

(d)    The requested Interest Period applicable to the converted Loan is _______________.

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LEGAL02/33546501v8

     □     Converting a portion of LIBOR Rate Loan into an Alternate Base Rate Loan

(a)    The aggregate outstanding principal balance of such Loan is $_______________.

(b)    The last day of the current Interest Period for such Loan is _______________.

(c)    The principal amount of such Loan to be converted is $_______________.

(d)    The requested effective date of the conversion of such Loan is _______________.

     □     Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

(a)    The aggregate outstanding principal balance of such Loan is $_______________.

(b)    The last day of the current Interest Period for such Loan is _______________.

(c)    The principal amount of such Loan to be continued is $_______________.

(d)    The requested effective date of the continuation of such Loan is _______________.

(e)    The requested Interest Period applicable to the continued Loan is _______________.

3.    The aggregate principal amount of all Loans and Letter of Credit Liabilities outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

4.    All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such conversion or continuation.

5.    Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

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LEGAL02/33546501v8

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

SCANA CORPORATION, a South Carolina corporation

By:
Name:
Title:

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LEGAL02/33546501v8

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Reference is made to the Amended and Restated Five-Year Credit Agreement dated as of October 25, 2012 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) by and among SCANA CORPORATION, the Lenders from time to time parties thereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, Issuing Bank and administrative agent (in such capacity, the “Agent”), Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement; all amounts shown herein, unless expressly set forth to the contrary, shall be without duplication.
Pursuant to the terms of the Credit Agreement, _________________________, the duly authorized ____________________ of the Borrower, hereby certifies to the Agent and the Lenders that, as of and for the Fiscal Quarter/Fiscal Year ended ___________, (i) no Default or Event of Default is in existence on and as of the date hereof, and [(ii) the quarterly financial statements for the fiscal period cited, which accompany this certificate or have been delivered to Agent by electronic transmission pursuant to the terms of Section 7.01 of the Credit Agreement, fairly present in all material respects the financial condition of the Borrower and have been prepared in accordance with GAAP (subject to changes resulting from normal year-end audit adjustments and with the understanding that such financial statements may not contain the complete notes appearing in the annual financial statements) consistently applied (other than changes in accounting principles recorded in accordance with GAAP);] [(iii) the Borrower [is/is not] in compliance with the Adjusted Debt to Total Capitalization ratio required pursuant to Section 5.16 of the Credit Agreement as of the end of the Fiscal Quarter cited above, and (iv) and Schedule 1 attached hereto sets forth the computations used by the Borrower in determining such [compliance/noncompliance] with Section 5.16 of the Credit Agreement].
SCANA CORPORATION

By:
Name:
Title:

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LEGAL02/33546501v8

Schedule 1

Compliance with Financial Covenant

Compliance with Section 5.16 – Debt Capitalization

A.    Adjusted Debt

1.    Debt of the Borrower (determined on a consolidated basis)     $
a.    Debt of the Borrower
(other than Off-Balance Sheet Debt)            $
b.    Off-Balance Sheet Debt                $

2.    all obligations of the Borrower in
respect of Hybrid Securities1                    $

3.	Total consolidated Adjusted Debt
(Line A.1. minus Line A.2.)                    $

B.    Total Capitalization

1.    preferred stock                        $

2.    Common Equity                        $

3.    Debt                                $

4.    unamortized common stock expense                $

5.    Total Capitalization (Line B.1 plus Line B.2
plus Line B.3 minus Line B.4)                $

C.    Ratio of consolidated Adjusted Debt to consolidated Total Capitalization (Line A.3 to Line B.5)
to 1.0
(Not to exceed .70 to 1.0)

1If at such date the obligations of the Borrower in respect of Hybrid Securities exceeds 15% of consolidated Total Capitalization of the Borrower, then such excess shall be included in Adjusted Debt.

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LEGAL02/33546501v8

EXHIBIT F
FORM OF NOTICE OF SWINGLINE BORROWER

[Date]

This Notice of Swingline Borrowing is given under and pursuant to Section 2.04(b) of the Amended and Restated Five-Year Credit Agreement (as amended from time to time, the “Credit Agreement”) dated as of October 25, 2012 among SCANA CORPORATION, the Lenders identified therein, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender, Issuing Bank and administrative agent (in such capacity, the “Agent”), Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

A.	The date of the Borrowing in connection with which this Notice of Swingline Borrowing is given shall be ______________________________.

B.	The aggregate amount of such Borrowing shall be $___________________.

C.
The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such Borrowing and after giving effect to the application, directly or indirectly, of the proceeds of such Borrowing):

(a)    no Default or Event of Default has occurred and is continuing; and
(b)    the representations and warranties of the Borrower contained in Article IV of the Credit Agreement (other than with respect to Section 4.04(b) and Section 4.05) are true and correct in all material respects as if made on and as of the date of such Borrowing.
The Borrower has caused this Notice of Swingline Borrowing to be executed and delivered and the certification and warranties contained herein to be made by its duly authorized officer this _______ day of ________________________, 20___.
SCANA CORPORATION

By:
Title:

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LEGAL02/33546501v8

EXHIBIT G
FORM OF
SWINGLINE NOTE

Cayce, South Carolina    October [__], 2012

For value received, SCANA CORPORATION, a South Carolina corporation (the “Borrower”), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”), for the account of its Lending Office, the principal sum of [_________________] [($_________)], or the Dollar Equivalent of the aggregate unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement referred to below) made by the Swingline Lender to the Borrower pursuant to the Credit Agreement (as defined below) and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. Following the occurrence of an Event of Default, principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds to the Agent (as defined below), for the benefit of the Swingline Lender, at MAC D 1109-019 1525 West W.T. Harris Blvd. Charlotte, North Carolina 28262.
All Swingline Loans made by the Swingline Lender, the effective interest rates from time to time applicable thereto and all prepayments of the principal thereof shall be recorded by the Swingline Lender and, prior to any transfer hereof, endorsed by the Swingline Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Swingline Lender to make, or any error of the Swingline Lender in making, any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.
This Swingline Note is one of the Notes referred to in the Amended and Restated Five-Year Credit Agreement (as the same may be amended from time to time, the “Credit Agreement”) dated as of October 25, 2012 among the Borrower, the lenders party thereto (including the Lender), Wells Fargo Bank, National Association, as Swingline Lender, Issuing Bank and administrative agent (in such capacity, the “Agent”), Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents, and JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, LTD. and TD Bank N.A., as Documentation Agents. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment and the repayment hereof and the acceleration of the maturity hereof.
The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

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LEGAL02/33546501v8

The Borrower agrees, in the event that this Swingline Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees, to the extent expressly provided for in the Credit Agreement.
This Swingline Note shall be construed in accordance with and governed by the laws of the State of South Carolina.

IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be duly executed under seal, by its duly authorized officer as of the day and year first above written.
SCANA CORPORATION

By:
Name:
Title:

(SEAL)

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LEGAL02/33546501v8

Swingline Note (cont’d)
LOANS AND PREPAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Prepaid	Notation Made By

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LEGAL02/33546501v8

EXHIBIT H

FORM OF NOTICE OF ACCOUNT DESIGNATION

Dated as of: _________

Wells Fargo Bank, National Association,
as Agent
MAC D 1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention: Syndication Agency Services

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section 2.02(a) of the Amended and Restated Five-Year Credit Agreement dated as of October 25, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SCANA Corporation, a South Carolina corporation (the “Borrower”), the lenders identified therein, and Wells Fargo Bank, National Association, as administrative agent (the “Agent”).

1.    The Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

____________________________
ABA Routing Number: _________
Account Number: _____________

2.    This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Agent.

3.    Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

SCANA CORPORATION

By:
Name:
Title:

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